Exhibit C(2)
Presentation to the Special Committee of June 19, 2007

This presentation has been prepared solely for the use of the Special Committee of the Board of Directors (the “Special Committee”) of Optical Communication Products, Inc. (“OCPI” or the “Company”) in connection with the fairness opinion being provided by Bear, Stearns & Co. Inc. (“Bear Stearns”). This presentation should only be used by the Special Committee in its evaluation of the specific transaction referred to herein (the “Transaction”) and should not be used, considered or relied upon for any other purpose or in connection with any other matter. This presentation and the conclusions presented herein are qualified in their entirety by Bear Stearns’ written opinion letter regarding the Transaction and the assumptions, qualifications and other limitations stated therein. This presentation is confidential and may not be reproduced, disseminated, quoted from or referred to at any time, in any manner or for any purpose without the prior written consent of Bear Stearns. The financial and other information contained in this presentation was obtained solely from OCPI and from public sources. Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of such information. Bear Stearns has assumed that the projections referred to herein have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of OCPI as to the expected future performance of OCPI. Bear Stearns has not assumed responsibility for and has not independently verified any such information, including, without limitation, the projections, and Bear Stearns has further relied upon assurances of senior management of OCPI that they are unaware of any facts that would make any such information or projections incomplete or misleading. This presentation has been prepared as of the date on the cover page of this presentation and reflects information made available to us as of or prior to such date. Bear Stearns has acted as a financial advisor to the Special Committee in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. In addition, OCPI has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement. Bear Stearns has previously been engaged by OCPI to provide investment banking and other services on matters unrelated to the Transaction, for which we have received customary fees. Bear Stearns may seek to provide OCPI, Oplink Communications, Inc. (“Oplink”) and their respective affiliates certain investment banking and other services unrelated to the Transaction in the future.Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns’ research departments and personnel. As a result, Bear Stearns’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to OCPI, Oplink and the Transaction and other participants in the Transaction that differ from the views of Bear Stearns’ investment banking personnel. In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the accounts of its customers equity and debt securities, bank debt and/or other financial instruments issued by OCPI, Oplink and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives. CONFIDENTIAL 10863111, v1

Table of Contents Section 1 Transaction Overview 2 OCPI Overview 3 Review of Historical Financial Performance 4 Review of Management Financial Plan 5 Valuation Analysis A Comparable Company Analysis B Discounted Cash Flow Analysis C Comparable Transactions Analysis Appendices A Premium Analysis B Strategic Buyer Notes C Supplemental DCF Materials D Comparable Transactions List E Detail of First Call Estimates CONFIDENTIAL 10863111, v1

Section 1 Transaction Overview

Transaction Structure Class B Transaction Class A Transaction Closed on 6/6/07 Current66 million Class B Shares(1) 55.789 million Class A Shares(4)Consideration(2) Consideration $1.275 (85%) in Cash $1.65 per $0.225 (15%) in Stock(3) Class A Share in Cash $1.50 per Class B ShareMajority ShareholdersPublic Shareholders(1) The 10-to-1 voting rights of the Class B shares did not transfer upon sale. (2) Consideration to Furukawa was $1.498 per Class B share as of June 6, 2007. (3) Based on an exchange ratio of 0.0130 share of Oplink common stock valued at Oplink’s 30-day average closing price as of 4/20/07 per the Stock Purchase Agreement dated 4/22/07. (4) Represents 47.860 million basic shares, 7.999 million options with a weighted average exercise price of $5.02 and 0.300 million restricted stock units. Based on the transaction price of $1.65, there are 0.673 million in-the-money options with a weighted average exercise price of $0.63 for a fully diluted share count of 114.576 million shares. CONFIDENTIAL 1

Summary Transaction Parameters Current Offer for Class A Shares A wholly-owned subsidiary (“Merger Sub”) of Oplink Communications, Inc. (“Oplink”) will merge with and into Structure Optical Communication Products, Inc. (the “Company” or “OCPI”), and the Company will continue as the surviving corporation. $ 1.65 per share in cash for the Company’s Class A shares, representing an aggregate purchase price of $79.0 million. As of May 11, 2007, the Company had 47.860 million basic shares outstanding, representing 42.0% of the total Consideration outstanding basic shares and voting power of the Company after the close of Oplink’s purchase of the Class B shares from Furukawa Electric Co., Ltd. (“Furukawa”). Option Treatment The Company’s existing options will be converted into Oplink options with adjustments for the $1.65 purchase price Board & Management TBD Representation and Limited representations and warranties from OCPI. Representation that Oplink will have enough cash at closing to Warranties consummate the acquisition of Class A shares. Oplink’s existing cash balance was $201.6 million as of 3/31/07 Shareholder Vote Affirmative vote of the holders of two-thirds of the Class A shares not beneficially owned by Oplink (Delaware 203) Conditions Limited to stockholder and governmental approvals Termination Date October 31, 2007 Source: Draft Agreement and Plan of Merger dated June 10, 2007. CONFIDENTIAL 2

Historical Perspective The Special Committee of OCPI (the “Special Committee”) was formed on September 29, 2003 to evaluate strategic alternatives to enhance shareholder value and liquidity, following certain requests by the majority shareholder Furukawa Electric Co., Ltd. (“Furukawa”) Bear Stearns was engaged at this time Once the initial public announcement was made that the Company was exploring strategic alternatives in 2003, the Special Committee engaged in a formal sales process Bear Stearns contacted relevant industry participants, including JDS Uniphase, Finisar, Bookham, Avanex, Oplink and Emcore No parties submitted bids acceptable to Furukawa and the Special Committee The Special Committee reviewed other alternatives, including a one-time dividend to Furukawa to buy out its stake Subsequent to the formal sales process, the Special Committee continued dialogue with certain third parties that maintained an interest in buying or merging with the Company, but these parties could not overcome certain obstacles either with the Company or its shareholders, including: Reaching an agreement with Furukawa on a supply agreement Furukawa approving the “currency” of a potential buyer Inability of the Company to produce financial forecasts or satisfy third party due diligence requests The installation of a new management team in 2006 substantially increased the Company’s ability to produce a strategic plan and financial forecasts; however, the Furukawa relationship remained an issue CONFIDENTIAL 3

Historical Perspective (cont.) Oplink, in its most recent offer, was able to overcome the Furukawa-related issues by negotiating directly with Furukawa and proceeded to announce a deal to purchase Furukawa’s Class B OCPI shares without the involvement of the Company or the Special Committee The Special Committee, through a 30-day shareholder rights plan, delayed the consummation of the Oplink-Furukawa transaction until June 2, 2007, which ultimately closed June 6, 2007 at a price of $1.50 per share Following the expiration of the rights plan on June 2, 2007 and the imminent closing of the Furukawa transaction, Oplink negotiated a $1.65 cash purchase price with the Special Committee on June 5, 2007 Upon the Special Committee and Oplink reaching an agreement on price, a joint OCPI/Oplink press release was issued stating that Oplink would acquire OCPI’s remaining Class A shares for $1.65 per share Press release indicated that the acquisition was subject to execution of merger agreement and Board approval CONFIDENTIAL 4

BEAR STEARNS

OCP

# Timeline of Current Oplink Transaction


April 23 – Oplink announced that it had entered into an agreement with Furukawa to purchase its 58.0% stake in OCPI and offered to acquire the remaining OCPI shares for $1.50 per share in cash.
May 11 - June 1 – Bear Stearns contacted eight potential strategic buyers. Ultimately, none of the companies Bear Stearns contacted offered a higher price.
May 18 – The Special Committee, Oplink and its respective advisors met to negotiate the offer. Oplink restated its $1.50 offer; the Special Committee declined the offer and pointed to a price in excess of $2.00 per share.
June 4 – Oplink offered $1.63 per share, the Special Committee responded that Oplink would have to offer $1.65 per Class A share.
May 7 – Oplink filed an action seeking to invalidate certain aspects of the right plan.
June 2 – Rights plan expired.
April 2007
May 2007
June 2007
May 17 – The courts denied Oplink's May 7th request.
June 6 – Oplink closes on Furukawa stock purchase.
June 1 – Parties met for another negotiating session. Oplink offered $1.55 per Class A share. The Special Committee responded that it would accept $1.75 and that it intended to let the rights plan expire on June 2.
May 4 – The Special Committee adopted a rights plan for 30 days in order to evaluate Oplink's unsolicited offer to acquire OCP's minority shares.
May 29 – OCPI received action by written consent from Furukawa to expand Board of Directors to twelve by appointing four members, which would give Furukawa a majority of the Board.(1)
June 5 – Oplink offered $1.64 per share. The Special Committee rejected the offer. Oplink called later to offer $1.65 per share, which was accepted.

(1) Such majority would allow the Board of Directors to redeem the rights plan.

CONFIDENTIAL 5

Review of Strategic Buyer Discussions Subsequent to the announcement that Oplink would purchase Furukawa’s shares on April 23, 2007, Bear Stearns, at the direction of the Special Committee, contacted the following eight parties to assess their interest in a potential transaction with OCPI: Third Party Contacted Signed CA Received Materials Submitted Offer Comments No No No Not interested Yes Yes No Not interested No No No Never responded to initial inquiry Never responded subsequent to Yes Yes No receiving material Yes Yes No Couldn’t get to $1.50 in valuation No No No Couldn’t get to $1.50 in valuation No No No Never responded to initial inquiry No No No Never responded to initial inquiry CONFIDENTIAL 6

BEAR STEARNS

OCP

# Transaction Overview

## Trading and Transaction Values

($ in millions, except per share data)

| | Unaffected Stock Price(1) | Current Market(2) | Transaction |
|---|---|---|---|
| Offer Price Per Share | $1.38 | $1.57 | $1.65 |
| Basic Shares, ITM Options and Restricted Stock(3) | 114.463 | 114.833 | 114.833 |
| **Gross Equity Value** | **$158.0** | **$180.3** | **$189.5** |
| Less: Options Proceeds | 0.4 | 0.4 | 0.4 |
| **Net Equity Value** | **$157.5** | **$179.9** | **$189.1** |
| Plus: Debt | 0.0 | 0.0 | 0.0 |
| Less: Cash and Cash Equivalents(4) | (124.0) | (116.9) | (104.0) |
| **Enterprise Value** | **$33.6** | **$63.0** | **$85.0** |

## Transaction Revenue Multiples

($ in millions)

| | Metric(6) | Unaffected Stock Price(1) | Metric(7) | Current Market(2) | Transaction(8) |
|---|---|---|---|---|---|
| **Management Estimates** | | | | | |
| FY2007E | $70.6 | 0.48x | $70.6 | 0.89x | 1.20x |
| FY2008E | 82.1 | 0.41 | 82.1 | 0.77 | 1.04 |
| **First Call Estimates(5)** | | | | | |
| FY2007E | $75.9 | 0.44x | $67.4 | 0.93x | 1.07x |
| FY2008E | 90.6 | 0.37 | 78.5 | 0.80 | 0.92 |

Source: Management Financial Plan provided by OCPI management on June 1, 2007 and First Call.

(1) As of April 20, 2007, one day prior to the Oplink/Furukawa purchase announcement.

(2) As of June 15, 2007.

(3) Represents 66.0 million Class A (Oplink) shares, 47.860 million Class A shares 0.673 million in-the-money options with a weighted average exercise price of $0.63 and 0.300 million restricted stock units.

(4) Cash balance in Unaffected Stock Price case as of December 31, 2007 (market was not aware of March 31, 2007 cash balance until May 15, 2007), in Current Market case as of March 31, 2007 and in Transaction case estimated by management as of June 30, 2007.

(5) First Call revenue estimates comprised of B. Riley & Company and Roth Capital Partners.

(6) Management estimates as of June 1, 2007. First Call estimates as of April 20, 2007, one day prior to the Oplink/Furukawa purchase announcement.

(7) Management estimates as of June 1, 2007. First Call estimates as of June 15, 2007.

(8) Management estimates transaction multiples calculated using management's estimated cash balance as of June 30, 2007 to derive enterprise value. First Call Estimates transaction multiples calculated using March 31, 2007 cash balance to derive enterprise value.

CONFIDENTIAL

7

Four Year Indexed Stock Price Performance vs. History With Oplink 260% 260% 06/06/07: Oplink announces agreement to 04/23/07: Oplink announces agreement purchase OCPI Class A shares at $1.65 with Furukawa to purchase Class B shares per share, a 10.0% increase over Class B at $1.50 per share and offers Class A transaction and a 19.6% premium to 220 shareholders $1.50 per share. 220 unaffected price. 04/04/06: Oplink provided term sheet proposing a stock-for-stock merger in 180 which all OCPI shareholders would 180 receive 0.174 shares of OPLK, valuing OCPI stock at $3.12. 140 140 100 100 09/29/03: OCPI Special 05/15/07: OCPI Committee was formed to announces weak Q2 evaluate strategic alternatives. 2007 financial results. 60 60 6/03 2/04 10/04 6/05 2/06 10/06 6/07 OCPI OPLK Source: Thomson Financial. CONFIDENTIAL 8

OCPI—Price / Volume & Premium Analysis June 16, 2006 to June 15, 2007 3,000,000 $2.50 Avg. Daily Volume (6/16/06 — 4/20/07): 225,970 2,500,000 2.25 2,000,000 2.00 Volume1,500,000 Oplink Proposed Bid: $1.65 1.75 Price1,000,000 1.50 500,000 1.25 0 1.00 6/06 8/06 10/06 12/06 2/07 4/07 6/07 Volume Price Close Average as of Average Implied Premium of $1.65 based on 4/20/07(1) Price Equity Value Enterprise Value(2) 1-Trading Day $1.38 19.6% 57.2% 5-Trading Day 1.38 19.7 57.9 10-Trading Day 1.38 19.4 56.5 1-Month 1.37 20.5 60.8 3-Month 1.42 16.3 45.1 6-Month 1.66 (0.6) (1.3) 1-Year 1.86 (11.2) (21.9) Current (06/15/07) 1.57 5.1 12.1 Avg. Since Announcement 1.51 9.1 22.9 Source: Thomson Financial and Oplink press release. (1) Represents unaffected price one day prior to the Oplink/Furukawa purchase announcement. (2) Enterprise value calculated by average price less cash per share of $0.91 based on management’s estimated June 30, 2007 cash balance of $104.0 and fully diluted shares of 114.576 million. CONFIDENTIAL 9

OCPI Ownership Summary Ownership (Shares in millions) Current Shares Held Shares Held Ownership %Insiders: Tran Muoi Van 11,427,755 10.0 % Mohammad Ghorbanali 7,176,553 6.3 % Susie L Nemeti 2,485,160 2.2 % Other Public Other Insiders 300,000 0.3 % Shareholders Total Insider Holdings 21,389,468 18.8% 12.7% Top 10 Institutional Holders: Renaissance Technologies 1,993,300 1.8 % Institutional Royce & Associates 1,861,662 1.6 % HoldersNWD Investments 1,719,927 1.5% 10.5%Dimensional Fund Advisors 1,686,640 1.5 % Oplink Barclays Global Investors 734,640 0.6% 58.0% The Galleon Group 485,326 0.4 % Insiders Vanguard Group 398,227 0.3% 18.8% Trivium Capital Management 320,000 0.3 % DKR Capital Partners 302,400 0.3 % GRT Capital Partners 296,303 0.3 % Top 10 Institutional Holders 9,798,425 8.6 % Other Institutional Holdings 2,213,327 1.9 % Total Institutional Holdings 12,011,752 10.5 % Other Public Shareholders 14,458,657 12.7 % Non-Oplink Shareholders 47,859,877 42.0 % Oplink 66,000,000 58.0 % Total Basic Shares 113,859,877 100.00 % Source: Factset: Lionshares as of June 15, 2007 and adjusted for Oplink stake purchased from Furukawa. CONFIDENTIAL 10

Section 2 OCPI Overview

BEAR STEARNS

OCP

# OCPI Profile

## Business Description

- Fiscal year end: September 30
- Employees: 591
- Headquarters: Woodland Hills, CA
- Designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic modules for the metropolitan area networking, local area networking and passive optical networking ("PON") markets
- Produces *active* components
- Notable acquisition: 2006 acquisition of GigaComm
- 58.0% owned by Oplink

## Furukawa Relationship

- Furukawa provided initial capital investment in November 1991 and until June 6, 2007 owned all outstanding Class B common stock, which represented 58.0% of outstanding shares and 93.2%(1) voting power
- Furukawa supplies customized laser products to OCPI
- These lasers are supplied under a Master Purchase Agreement entered into on October 1, 2003 that automatically renews annually unless terminated upon either party prior to renewal
- The agreement states that OCPI will purchase and Furukawa will supply a minimum number of lasers determined by OCPI quarterly, at prices set out by the agreement that may be negotiated quarterly
- Although OCPI has negotiated price reductions, the reductions have been less than price reductions of final products, negatively impacting margins

## Products

***Active Components:***

**Transmitters & Receivers**—Transmitters convert an electronic digital input signal into an optical output signal for transmission over a fiber optic network. Receivers detect optical signals from a fiber optic network and convert them into an electronic signal in standard digital/logic format for further signal processing

**Transceivers**—Optical transceivers are products that contain both a transmitter and a receiver in a single package

**Passive Optical Networks ("PON")**—Portfolio of OLT and ONU PON-based modules to support GPON and GePON applications in the FTTx market

## Customers by Revenue

| | FY 2005 | | FY 2006 | |
|---|---|---|---|---|
| | Revenue | % | Revenue | % |
| **Top 5 Customers** | | | | |
| Alcatel | $9.7 | 17.3% | $15.5 | 22.6% |
| Cisco | 8.1 | 14.6 | 10.1 | 14.7 |
| Huawei | 6.6 | 11.7 | 9.3 | 13.6 |
| Nortel | 4.2 | 7.6 | 3.6 | 5.3 |
| JDSU | 2.6 | 4.6 | 3.2 | 4.7 |
| **Total Top 5 Customers** | **$31.2** | **55.8%** | **$41.7** | **60.8%** |
| Other Customers | 24.8 | 44.2 | 26.9 | 39.2 |
| **Total Revenue** | **$56.0** | **100.0%** | **$68.6** | **100.0%** |

Source: Public filings, company website, Thomson Financial, FactSet, Capital IQ and management presentations.
(1) Furukawa stock had super voting rights which were not transferred upon the sale to Oplink.

CONFIDENTIAL 11

Historical Stock Price Performance Post-Announcement(1)—June 15, 2007 1 Year—June 16, 2006 to June 15, 2007(3) 120% 120% 130% 130% 120 120 110 110 110 110 100 100 100 100 90 90 90 90 80 80 70 70 80 80 60 60 4/07 4/07 5/07 5/07 5/07 6/07 6/07 6/06 8/06 10/06 12/06 2/07 4/07 6/07 3 Year—June 16, 2004 to June 15, 2007(3) 5 Years—June 17, 2002 to June 15, 2007(3) 200% 200% 350% 350% 180 180 300 300 160 160 250 250 140 140 200 200 120 120 150 150 100 100 80 80 100 100 60 60 50 50 40 40 0 0 6/04 12/04 6/05 12/05 6/06 12/06 6/07 6/02 4/03 2/04 12/04 10/05 8/06 6/07 OCPI Peer Group Index(2) NASDAQ Source: Thomson One Analytics. (1) As of April 23, 2007. (2) Peer Group Index is comprised of Avanex, Bookham, Emcore, Finisar, JDS Uniphase, Oplink Communications, Opnext, Optium and MRV Communications. (3) Peer Group Index excludes Opnext and Optium as their IPO was within one year. CONFIDENTIAL 12

OCPI—Price / Volume Since Announcement We believe the second quarter earnings miss was ignored by the investment community since the original Oplink offer provided a “floor” to the OCPI share price. 2,500,000 $1.60 April 23—Oplink announces deal with May 15—OCPI reports Q2’06 results Furukawa to purchase Class B shares at of $16.4 million revenue and ($0.06) $1.50 per share and offers Class A EPS, missing Wall Street estimates of 2,000,000 $1.55 shareholders $1.50 per share. $18.2 million revenue and ($0.03) EPS. 1,500,000 1.50 VolumePrice1,000,000 1.45 500,000 1.40 0 1.35 4/07 4/07 5/07 5/07 5/07 6/07 6/07 Volume Price Close Source: Thomson Financial. CONFIDENTIAL 13

OCPI Commentary Wall Street Analyst Comments “We do not think OCPI will be able to prevent Oplink from acquiring Furukawa’s stake, and we expect Oplink to successfully acquire the remainder of OCPI at or about $1.50 per share. We therefore see very limited upside to our $1.50 price target.” — B Riley, May 16, 2007 “Although the offering price is substantially below our previous price target of $2.20, given that OPLK is now a 58% shareholder (or will be shortly, when its purchase of the Furukawa shares closes), we expect OPLK to be successful. OPLK could potentially raise its offering price; however, OPLK management has made it clear that it believes $1.50 per share is a fair price.” — B Riley, April 24, 2007 “When the company acquired GigaComm, we originally thought it was the right move to make strategically. And yet, at that time, we could not fully endorse the transaction, as the company did not disclose much of GigaComm’s financial data. Now, as GigaComm’s financial data are slowly being revealed, we are beginning to wonder if it was the right move.” “Granted that results from other optical vendors were mixed (mostly to the downside) in the December quarter, but we have to admit that we were somewhat caught off-guard by the magnitude of the decline in OCPI’s revenue. In addition, we were quite disappointed with GigaComm’s negative gross margin, which temporarily brought back nightmares of 2002-2003.” — Roth Capital Partners, February 7, 2007 Source: Wall Street research. CONFIDENTIAL 14

OPLK Analyst Transaction Commentary Wall Street Analyst Comments “We are reducing our rating to Hold due to the heavy dilution from OCP’s unprofitability and loss of interest income. We also note significant integration risks including a manufacturing transition in progress as well as a product line lacking leading-edge products.” — Needham, June 7, 2007 “OPLK and the Special Committee of OCPI’s Board of Directors announced that they have reached an agreement in principle whereby OPLK would acquire the remaining 42% of OCPI now owned by OPLK for $1.65 per share in cash. It appears that the poison pill by OCPI has paid off, as the previous offer for the 42% stake was $1.50 per share in cash.” — Roth Capital Partners, June 6, 2007 “OCP reported very weak F2Q financial results after the market close yesterday, with a significantly reduced revenue outlook and increased loss expectations for the balance of 2007. This adds to concerns about the mounting legal battle between the two companies, in which OCP management (CFO actually, the company’s CEO had a “schedule conflict” and could not make the call in the midst of a takeover battle and horrible results) did not address in detail on the call. While these results may make it difficult for OCP to complain about any non-zero number, much less $1.50 per share and thus relieves our concerns about Oplink paying a higher price, our concerns about the growth, or lack thereof, and dilutive nature of the asset are enhanced. Overall, we believe this deal remains a mess, and we remain sellers of OPLK shares. “Some animals, when attacked, attempt to make themselves look as big and intimidating as possible — others have camouflage, and still other, spines or armor. While we believe OCP has employed a bit of the latter, judging from yesterday’s results, the primary strategy appears to us to convince a predator that it will not taste very good, and could well be poisonous.” — Merriman Curhan Ford & Co., May 16, 2007 “Good deal for Oplink: bad deal for OCPI shareholders? We know that Furukawa had been close to a sale at much higher share prices and were therefore surprised that it is willing to sell at these levels, which we consider at a trough valuation.” — Needham, April 24, 2007 “OCPI has been a slow moving turnaround story with a new management team. The company has just begun to move manufacturing to China and will be able to quickly leverage Oplink’s manufacturing facility in China. We believe having in-house lasers and an active portfolio will better position Oplink.” — CIBC World Markets, April 23, 2007 Source: Wall Street research. CONFIDENTIAL 15

Section 3 Review of Historical Financial Performance

BEAR STEARNS

OCP

# Historical Financial Performance—OCPI

- After the technology bubble burst, the telecommunications sector suffered a severe downturn. Since then and over the last five fiscal years, revenues and gross profits have been volatile…

**Revenue / Revenue Growth %**


$200
150
100
50
0
60%
40
20
0
(20)
(40)
(60)
(80)
$144.0
$37.2
$38.9
$57.1
$56.0
$70.1
$33.4
FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FYTD (1)
Revenue
% Growth

**Gross Profit / % of Revenue**


$80
60
40
20
0
50%
40
30
20
10
$67.4
$11.4
$11.7
$20.1
$19.6
$19.7
$6.3
FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FYTD (1)
Gross Profit
% Margin

- …and OCPI has been unable to produce positive operating income (even before one-time charges)

**Operating Expenses / % of Revenue**


$40
$30
20
10
0
80%
60
40
20
0
$11.3
$12.4
$27.8
$27.9
$24.3
$21.6
$14.7
FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FYTD (1)
Operating Expenses
% Margin

**EBIT / % of Revenue**


$60
40
20
0
(20)
(40)
(60)
50%
25
0
(25)
(50)
$56.1
($1.0)
($16.1)
($7.8)
($4.7)
($1.9)
($8.5)
FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FYTD (1)
EBIT
% Margin

Source: Company management.
Note: Financial data excludes one-time items such as use of previously written-off inventory, inventory write-downs, extraordinary legal and accounting fees, severance and closure costs.
(1) FYTD represents fiscal year to date as of March 31, 2007, a period of six months.

CONFIDENTIAL 16

Historical Financial Performance (cont.) Taking a closer look, OCPI has been mired with the following problems: The Company is a niche player in the legacy optical components business and has not been able to effectively develop and market new products based on evolving speeds Coupled with the competitive pricing pressure in the industry, this as led to declining average selling prices (“ASPs”) Product Age as a % of Sales Average Selling Price per Unit 100% 100% $200 $200 $176.5 80 80 $144.6 55.0% 60.0% 150 150 65.0% $117.7 60 60 $104.5 100 $85.8 $80.8 100 40 40 20 42.0% 29.0% 38.0% 20 3.0% 50 50 6.0% 2.0%0 0 FY2004 FY2005 FY2006 0 0 Current Year Product 1 — 2 Years Old 3 Years & Older FY2002 FY2003 FY2004 FY2005 FY2006 FYTD Source: Management presentations. CONFIDENTIAL 17

Historical Financial Performance (cont.) In an attempt to break from its dependence on Furukawa’s lasers, OCPI acquired GigaComm in late 2006. GigaComm is only able to produce the lower-end lasers, and the acquisition has so far been disappointing based on revised projections. 2006 vs. 2007 Revenue Projections 2006 vs. 2007 Gross Profit Projections $80$ 80 $20 $20 $67.2 $12.8 $9.7 60$ 51.0 60 10 $6.0 10 $4.0 $5.9 $3.4 $1.3 $36.4 40 $33.2 40 0 0 $26.0 $22.9 ($2.8) $17.3 20 20 (10) (10) $10.2 0 0 (20) (20) 2007E 2008E 2009E 2010E 2007E 2008E 2009E 2010E (1) (2) Projections Prior to GC Acquisition Current Plan Further, there is debate within the industry on whether an optical components provider should vertically integrate with a laser fabrication laboratory (“fab”) due to the high fixed cost structure of the fab Bookham, which also has not produced positive operating income, owns a fab and is currently the worst valued company in the industry OCPI currently does not have the sales volume to efficiently scale the fab (1) Management projections for GigaComm dated 6/16/06. (2) Management projections for GigaComm dated 6/01/07. CONFIDENTIAL 18

Section 4 Review of Management Financial Plan

Overview of OCPI’s Financial Plan With the resignation of the previous senior management team in CY 2006, the current management team set in motion strategic initiatives to reposition the Company for long-term success. The management team developed a Financial Plan to reflect the new strategies. The management team used a bottoms-up approach with extensive input from every business unit and cost center Reviewed by the board of directors The Financial Plan assumes a standalone, going-concern business growing organically The management team has begun to put in place the following strategic initiatives to capitalize on the current favorable industry dynamics due to the demand for higher broadband capacity Contract manufacturing with SAE Magnetics Second laser source (GigaComm) R&D shift from maintenance to new products Enter growth markets — 10G and 40G The management team has developed a base case Financial Plan that will require a couple of years to achieve sustainable growth and profitability In light of the deep legacy issues, management has indicated that there are significant risks to meeting the Financial Plan CONFIDENTIAL 19

OCPI Financial Plan Overview On May 16, Bear Stearns met with the new management team at OCPI’s headquarters to conduct due diligence. We were provided with diligence materials and the Financial Plan, which was subsequently updated on June 1 to reflect minor changes that included: Overall New estimates of cost of revenues and operating expenses New projected balance sheets The Financial Plan consists of a projected income statement, balance sheet and cash flow statement through September 30, 2010 Management received a bottoms-up sales projection for FY 2007 from its sales team No significant changes in products sold is expected, except for the introduction of new products in FY 2008. Sales in OCP Asia are expected to increase from 14.4% of total sales in FY 2007 to 27.6% in FY 2010. Sales Sales of products in OCP Woodland Hills (WH) will be 85.6% of sales in FY 2007 and decrease to 72.4% in FY 2010, with new products accounting for 0.0% and 36.9% of WH sales in FY 2007 and FY 2010, respectively Management expects the top 3 largest customers (Alcatel, Cisco, and Huawei) to remain the same throughout the projection period Gross profit has been negatively affected by OCP Asia, which has a high fixed cost component and has faced competitive pricing pressure and lower than expected volume since its acquisition. However, management expects OCP Asia to contribute positive gross profit in FY 2008 through 2010 when it reaches scale due to Gross Profit increased volume Gross margins in OCP WH were 30.9% (excluding use of previously written down inventory and inventory write-downs) in FY 2006. Management expects margin improvements to approximately 35% in FY 2010 due to expected lower priced lasers from OCP Asia and fully integrated contract manufacturing in China From FY 2004 — 2006, operating expenses decreased from $27.9 to $24.4 million while sales grew at a 10.8% CAGR. Management believes that modest growth (approximately 3%/year) in operating expenses EBITDA (Research & Development, Sales & Marketing and General & Administrative) is appropriate going forward R&D dollars spent will shift from maintenance R&D to developmental R&D and from U.S.-based researchers to lower cost China-based researchers A very small component of sales & marketing compensation is tied to sales quotas CONFIDENTIAL 20

Execution Risks of the Financial Plan Specific business problems and a lagging competitive position persist and pose risks to the long-term projections and strategic initiatives of OCPI as a standalone entity. Product development is relatively slow, and OCPI is slow-to-market with the “next big thing” OCPI has been slow to market with the recent acquisition of GigaComm, which produces FTTx components Further, pricing pressure in the FFTx market is even more intense than the transceivers market New opportunities in 10G and 40G may be difficult to pursue with GigaComm integration in progress Lagging financial performance Declining ASPs in the last 5 years with continued pricing pressure from customers and competitors It will be difficult to combat declining ASPs without OCPI’s R&D team successfully developing new technology Negative operating income in the last 5 years Margin expansion and projected positive operating income are highly dependent on achieving the projected sales volume of GigaComm and OCPI The unwillingness of Furukawa to provide a long-term laser supply agreement prevents any savings for the high quality lasers, for which there is no viable second source Sales of previously written down inventory are decreasing, resulting in gross margin compression CONFIDENTIAL 21

BEAR STEARNS

OCP

# Summary of Financial Plan

## Projected Income Statement

($ in millions)

| | FYE Sep. 30, | | | Adjusted Six Months Mar. 31 | Projected FYE Sep. 30, | | | | CAGR | |
|---|---|---|---|---|---|---|---|---|---|---|
| | 2004A | 2005A | 2006A | 2007A | 2007E | 2008E | 2009E | 2010E | '04–'06 | '06–'10 |
| Revenue | $57.1 | $56.0 | $70.1 | $33.4 | $70.6 | $82.1 | $99.6 | **$120.5** | | |
| *% Growth* | *NA* | *(2.0%)* | *25.3%* | *NA* | *0.7%* | *16.3%* | *21.3%* | ***21.0%*** | *10.8%* | *14.5%* |
| Gross Profit | $20.1 | $19.6 | $19.7 | $6.3 | $11.8 | $21.9 | $31.6 | **$35.7** | | |
| *% Margin* | *35.1%* | *35.1%* | *28.1%* | *18.7%* | *16.8%* | *26.7%* | *31.7%* | ***29.6%*** | | |
| *% Growth* | *NA* | *(0.0%)* | *0.0%* | *NA* | *(40.2%)* | *85.6%* | *44.2%* | ***13.0%*** | | |
| EBITDA | ($2.5) | $1.1 | $1.8 | ($6.0) | ($13.5) | ($3.8) | $5.2 | **$8.3** | | |
| *% Margin* | *(4.3%)* | *2.0%* | *2.6%* | *(17.9%)* | *(19.1%)* | *(4.6%)* | *5.2%* | ***6.9%*** | | |
| *% Growth* | *NA* | *NM* | *0.7%* | *NA* | *NM* | *NM* | *NM* | ***59.6%*** | | |
| EBIT | ($7.8) | ($4.7) | ($1.9) | ($8.5) | ($18.6) | ($7.8) | $0.9 | **$3.8** | | |
| *% Margin* | *(13.7%)* | *(8.4%)* | *(2.7%)* | *(25.4%)* | *(26.4%)* | *(9.5%)* | *0.9%* | ***3.2%*** | | |
| *% Growth* | *NA* | *NM* | *NM* | *NA* | *NM* | *NM* | *NM* | ***322.2%*** | | |

## Projected Cash Flow Items

($ in millions)

| | FYE Sep. 30, | | | Projected FYE Sep. 30, | | | |
|---|---|---|---|---|---|---|---|
| | 2004A | 2005A | 2006A | 2007E | 2008E | 2009E | 2010E |
| (Increase)/Decrease in Working Capital | $9.2 | ($8.3) | ($8.3) | ($6.6) | $2.4[1] | ($4.3) | ($7.6) |
| Capital Expenditures | $1.7 | $0.5 | $0.9 | ($4.0) | ($1.6) | ($2.0) | ($2.4) |

Source: Based on historical financials and the Financial Plan provided by OCPI management on June 1, 2007.

Note: Historical and projected data excludes use of previously written-off inventory, inventory write-downs, extraordinary legal and accounting fees, severance and closure costs, transitional costs for contract manufacturing and impairment of goodwill.

(1) Per management, decrease in working capital is due to expected reduction in inventory turns.

CONFIDENTIAL 22

Comparison of Historical Financial Results and Financial Plan Revenue ($ in millions) $140 50% $120.5 120 40 $99.6 100 $82.1 30 $70.1 $70.6 80 $57.1 $56.0 20 60 10 40 20 0 0 (10) FY 2004A FY 2005A FY 2006A FY 2007E FY 2008E FY 2009E FY 2010E Revenue % Growth EBIT ($ in millions)$10 10% $0.9 $3.8 0 0 ($1.9) (10) (10) ($4.7) ($7.8) ($7.8) (20) (20) (30) (30) ($18.6) (40) (40) (50) (50) (60) FY 2004A FY 2005A FY 2006A FY 2007E FY 2008E FY 2009E FY 2010E (1) EBIT % Margin Source: Based on historical financials and the Financial Plan provided by OCPI management on June 1, 2007. (1) Historical and projected data excludes use of previously written-off inventory, inventory write-downs, extraordinary legal and accounting fees, severance and closure costs, transitional costs for contract manufacturing and impairment of goodwill. CONFIDENTIAL 23

Comparison of Current Financial Plan with Wall Street Estimates Revenue ($ in millions) $100 $100 $90.6 $82.1 $75.9 $78.5 80$ 67.4 $70.6 80 60 60 40 40 20 20 0 0 FY2007E FY2008E EBITDA ($ in millions) EBIT ($ in millions)FY2007E FY2008E FY2007E FY2008E $0 $0 $0 $0 (5) ($1.4) (5) (5) (5) ($ 3.8) (10) ($5.8) (10) (10) ($6.8) (10) ($ 7.8) (15) (15) (15) ($11.2) (15) ($ 12.7) ($13.5) ($ 14.3) (20) (20) (20) (20) ($ 18.6) ($18.6) (25) (25) (25) ($22.5) (25) (30) (30) (30) (30) (1) (2) Prior First Call Consensus Estimates Current First Call Consensus Estimates Financial Plan Source: First Call and the Financial Plan provided by OCPI management on June 1, 2007. Note: First Call revenue estimates comprised of B. Riley & Company and Roth Capital Partners projections, while EBITDA and EBIT estimates comprised solely of B. Riley & Company projections. Please refer to Appendix E for detail of estimates. (1) Prior First Call Consensus Estimates as of 4/20/07, one day prior to the Oplink/Furukawa purchase announcement. (2) Current First Call Consensus Estimates as of 6/15/07. CONFIDENTIAL 24

Section 5 Valuation Analysis

# Valuation Overview

***Based on the Financial Plan, we applied the following valuation techniques:***

| Methodology | Commentary |
|---|---|
| **Comparable Company Analysis** | ■ Selected nine comparable public companies in the optical components industry that provide similar products as OCPI, but not necessarily similar in operating profile, size, scale of operations and breath of product offerings<br>■ Analyzed relevant data of the comparable companies<br>■ Focused on FY 2007E and 2008E revenue multiples<br>• OCPI is expected to generate little to no earnings (i.e. Gross margin, EBIT, EBITDA and EPS) in the next few years<br>■ This analysis utilizes the Company's projected June 30, 2007 cash balance of $104 million, and therefore excludes the potential value of the sale of the building, the utilization of net operating losses and the $5 million minority investment in Stratalight<br>• Public market research analysts generally do not make such adjustments in calculating their multiples or net debt/cash numbers for OCPI or the comparable companies with respect to non-operating projected sources of cash<br>• The sale of the building involves incremental operating costs for the Company, such as relocation and ongoing lease expenses, that would have to be factored in<br>• The Company's projected cash balance is expected to decrease absent the sale of the building, and operating cash flow is not expected to be positive through 2012 |
| **Discounted Cash Flow** | ■ Performed a discounted cash flow analysis for the fiscal years 2007 to 2010 to derive a present value as of June 30, 2007<br>■ Performed a weighted average cost of capital analysis to apply the appropriate discount rates to the unlevered free cash flow projections<br>■ The discounted cash flow value starts with the Company's projected June 30, 2007 cash balance of $104 million, but also includes the expected utilization of net operating losses (driven by the Company's expected investment income) and the projected proceeds from the sale of the building, offset by projected relocation and lease expenses<br>■ The discounted cash flow value also includes the recent $5 million Stratalight minority investment at cost |
| **Comparable Transactions** | ■ Reviewed a number of comparable transactions in the optical components industry<br>■ Oplink's recent purchase of OCPI's Class B shares held by Furukawa, which closed on June 6, 2007, represents the most relevant precedent transaction<br>■ Includes a change-of-control premium, which may not be as applicable for the Class A shareholders<br>■ This analysis utilizes the Company's projected June 30, 2007 cash balance of $104 million, and therefore excludes the potential value of the sale of the building, the utilization of net operating losses and the $5 million minority investment in Stratalight<br>• Precedent transaction multiples generally do not include such adjustments in the calculation of their multiples, and the same considerations apply as with the comparable company analysis described above |

CONFIDENTIAL 25

BEAR STEARNS

OCP

# OCPI Valuation Summary


$1.00
$1.25
$1.50
$1.75
$2.00
Methodology
Comparable Companies (FY2007E Revenue)
$1.25
$1.40
Multiple of FY 2007E Revenue of 0.55x to 0.80x
Comparable Companies (FY2008E Revenue)
$1.27
$1.41
Multiple of FY 2008E Revenue of 0.50x to 0.70x
Oplink offer: $1.65
Discounted Cash Flow (1)
$1.17
$1.65
Please Refer to Section 5-B
Comparable Transactions (LTM Revenue)
$1.32
$1.50
Multiple of LTM Revenue of 0.70x to 1.00x
Comparable Transactions (NTM Revenue)
$1.30
$1.49
Multiple of NTM Revenue of 0.60x to 0.90x
Value of Operating Assets
With Incremental Value of Non-Operating Assets $0.30 (2)

- The Company's projected June 30, 2007 cash balance of $104 million is equivalent to $0.91 per share. (For comparison purposes, the Company's March 31, 2007 cash balance was $116.9 million, and the Company's projected September 30, 2007 cash balance is $100 million)

Note: Valuation analysis based on management's Financial Plan.

(1) Per share price includes the PV of the after-tax proceeds from the sale of the building and NOLs and the cost basis value of the Stratalight investment. Please refer to the discounted cash flow analysis for details. Please refer to Appendix C for NOL calculation details.

(2) The dotted line represents the price with the incremental value related to a) the projected sale of the building, b) the present value of the projected utilization of the net operating losses, and 3) the value of the Stratalight investment. The three of these would represent an incremental $34.3 million, or $0.30 per share (without any adjustments for the costs of relocation and incremental lease expense).

CONFIDENTIAL 26

Section 5-A Comparable Company Analysis

Comparable Company Considerations Comparable companies of OCPI include other participants on the optical components industry, which consist of larger companies like JDSU and Finisar as well as smaller players like OCPI and Bookham Comparability between companies is very difficult due to widely varying sizes and operating statistics Although many of these companies have negative current net income, most are expected to have positive forward net income Only OCPI, Emcore and Bookham are currently expected to continue to have negative net income through FY 2008 OCPI is also at the low end of the industry’s historical and projected revenue growth rates Based on our review, we believe MRV Communications and Bookham represent the most relevant comparable companies to OCPI Please refer to pages 30 and 31 for detailed review Using the multiples of MRV Communications and Bookham — while much higher than OCPI’s unaffected multiples — produces valuations noticeably less than $1.65 per share With such a substantial portion of its equity value in the form of cash, OCPI’s stock price is less sensitive to revenue multiples than the other industry participants CONFIDENTIAL 27

Comparable Company Considerations Based on comparable company data, OCPI historically has had the lowest revenue growth-and this is currently projected to continue Revenue Growth-FY 2004A to 2006A CAGR Revenue Growth-FY 2006A to 2008E CAGR(1) 100% 100% 60% 60% 86.1% 54.6% 51.5% 39.8% 40 43.9% 37.0% 40 28.5% 36.0% 33.2% 30 30 30 30 20.8% 24.2% 20 20 17.6% 16.8% 13.9% 20 18.0% 15.5% 20 10.6% 9.1% 10.8% 10.8% 8.2% 10 5.8% 10 10 10 0 0 0 0 OPTM OPXT FNSR JDSU OPLK EMKR BKHM AVNX MRVC OCPI (FC) OCPI (Mgmt) OPLK OPTM OPXT BKHM EMKR AVNX MRVC JDSU FNSR OCPI (Mgmt) OCPI (FC) Due to this, OCPI is not expected to achieve meaningful scale or operating leverage in the near-term FY 2007E Gross Margin FY 2008E Gross Margin 50% 50% 50% 50% 38.9% 40.6% 38.7% 40.1% 40 40 40 37.2% 40 31.8% 31.6% 32.7% 30.1% 29.7% 28.5% 27.6% 27.9% 26.7% 26.3% 30 30 30 26.2% 23.8% 30 21.1% 20.6% 18.5% 16.9% 20 16.8% 20 20 20 10 10 10 10 0 0 0 0 FNSR JDSU MRVC OPXT OPTM OPLK AVNX EMKR OCPI (FC) BKHM OCPI (Mgmt) JDSU FNSR OPXT MRVC AVNX OPTM OPLK OCPI (Mgmt) EMKR OCPI (FC) BKHM Source: Public filings, First Call and Company management. Note: Comparable companies’ operating data have been calendarized to match OCPI’s fiscal year ending September 30. OCPI First Call numbers are post Oplink/Furukawa purchase announcement on April 23, 2007. (1) Bookham revenue CAGR based on pro forma revenues excluding related party revenues from Nortel due to decrease in Nortel ownership and related revenues. CONFIDENTIAL 28

Comparable Company Considerations (cont.) Wall Street currently has assigned the lowest valuation to OCPI, both in terms of multiples... EV/FY 2007 Revenue EV/FY 2008 Revenue 4.0x 4.0x 3.0x 3.0x 2.76x 3.14x 3.0 3.0 2.0 1.70x 2.0 1.86x 1.85x 1.42x 2.0 2.0 1.34x 1.29x 1.79x 1.55x 1.49x 1.45x 1.24x 1.14x 0.81x 1.0 0.70x 1.0 1.0 1.0 0.49x 0.41x 0.54x 0.48x 0.44x 0.37x 0.0 0.0 0.0 0.0 FNSR JDSU OPXT OPLK EMKR OPTM AVNX MRVC BKHM OCPI (Mgmt) OCPI (FC) FNSR JDSU OPXT AVNX OPLK EMKR OPTM MRVC BKHM OCPI (Mgmt) OCPI (FC) ...and aggregate valuation Equity Value Enterprise Value $3,000 $3,000 $3,000 $2,626.3 $3,000 $2,958.6 $1,399.4 $1,286.0 $627.6 $811.4 $403.0 $ 600 600 400 398.9 $377.2 400 $311.4 $249.9 400 $316.0 $314.6 400 $ $167.4 $157.5 259.3 $ 200 200 211.2 $197.3 200 $111.9 200 $33.6 0 0 0 0 JDSU FNSR OPXT MRVC OPLK AVNX OPTM EMKR BKHM OCPI JDSU FNSR OPXT AVNX MRVC EMKR OPTM OPLK BKHM OCPI Source: Public filings and First Call. Note: Equity and enterprise values are based on stock prices as of 6/15/07, except for OCPI and OPLK, which are as of 4/20/07, one day prior to the Oplink/Furukawa purchase announcement. Comparable companies’ operating data have been calendarized to match OCPI’s fiscal year ending September 30. CONFIDENTIAL 29

BEAR STEARNS

OCP

# Comparable Company Considerations (cont.)

- The industry is mired with stiff pricing pressure and high costs; however, several comparable companies are projected to produce profits in the near term

**FY 2007E Net Income Margin(1)**


30%
20
10
0
(10)
(20)
(30)
(40)
19.3%
12.2%
10.4%
10.3%
5.0%
1.1%
(3.3%)
(12.9%)
(16.5%)
(17.7%)
(28.5%)
OPLK
OPXT
FNSR
OPTM
JDSU
MRVC
AVNX
EMKR
OCPI (FC)
OCPI (Mgmt)
BKHM

**FY 2008E Net Income Margin(1)**


25%
20
15
10
5
0
(5)
(10)
(15)
19.5%
14.0%
14.0%
10.2%
8.0%
7.9%
4.2%
(0.9%)
(1.6%)
(2.7%)
(8.4%)
OPLK
FNSR
OPXT
OPTM
AVNX
JDSU
MRVC
OCPI (FC)
EMKR
OCPI (Mgmt)
BKHM

- There are seven comparable companies that are valued at greater than 1.0x EV/FY 2007 revenue.
  - Of the seven, six are projected to contribute positive net income in the near-term
  - Although Emcore is not projected to be profitable in the near-term, it is trading above 1.0x FY 2007 revenue due to the following:
    - Accelerated historical and projected revenue growth
    - Diversified product and industry platform: optical components for CATV, telecommunications and other networks and photovoltaics (solar cells and panels)
    - Recent turn in profitability of the photovoltaics business and positive EBITDA in the fiber optics business
- Only two companies trade below 1.0x FY 2007 revenue, although higher than OCPI due to the following reasons:
  - Bookham has higher historical and projected top-line growth than OCPI's and has reduced its cash burn. Investors are buying into the company's strategic plan, which has been validated with the recent private placement and follow-on equity offering
  - MRVC's revenue growth is slightly better than OCPI's and -- most significantly -- is expected to be profitable before the end of the year

(1) OCPI management data excludes the use of previously written-off inventory, inventory write-downs, extraordinary legal and accounting fees, severance and closure costs, transitional costs for contract manufacturing and the impairment of goodwill in FY 2007 and the gain on sale of building in FY 2008.

CONFIDENTIAL 30

BEAR STEARNS

OCP

# Comparable Company Analysis—Indicative Reference Range

***Based on the synthesis of comparable company considerations and a related regression analysis that we discuss in detail in the following pages, we note the following:***

- We believe MRV Communications ("MRVC") and Bookham are the most comparable companies to OCPI
  - MRVC has a similar growth profile is slightly more profitable (and represents one of OCPI's biggest competitors in the FTTx markets)
  - Bookham has faster growth, but worse margins (also maintains an unprofitable fab like OCPI)
  - The other peers (Avanex, Emcore, Finisar, JDS Uniphase, Oplink, Opnext and Optium) are not as comparable either due to a) participating in different end markets, b) having much more favorable growth or operating profiles or c) being much larger, more diversified companies
  - Applying MRVC's and Bookham's FY 2007E and 2008E revenue multiples to OCPI's revenues results in implied share prices as follows:

**Implied Share Price Based on Comparable Companies**

| Company | 2007 Multiple | OCPI Implied Share Price | 2008 Multiple | OCPI Implied Share Price |
|---|---|---|---|---|
| Bookham | 0.54x | $1.24 | 0.49x | $1.26 |
| MRV Communications | 0.81 | 1.41 | 0.70 | 1.41 |

- We note our regression analysis (see page 33) and review of comparable companies provides similar results.

**Implied Revenue Multiples Based on Regression Line Analysis**

| *FY2007 Regression* | Last Quarter Actual 3/31/07 Metric | Slope | Y-Intercept | Implied Revenue Multiple | Implied Per Share Value | $R^2$ |
|---|---|---|---|---|---|---|
| Gross Margin | (3.5%) | 3.138 | 0.597 | 0.49x | $1.21 | 0.5352 |
| EBITDA | (56.2%) | 2.068 | 1.455 | 0.29 | 1.09 | 0.6997 |
| Net Income | (47.4%) | 1.650 | 1.534 | 0.75 | 1.37 | 0.5422 |
| | | | Mean: | 0.51x | $1.22 | |
| *FY2008 Regression* | | | | | | |
| Gross Margin | (3.5%) | 2.577 | 0.493 | 0.40x | $1.20 | 0.5609 |
| EBITDA | (56.2%) | 1.582 | 1.193 | 0.30 | 1.13 | 0.6309 |
| Net Income | (47.4%) | 1.192 | 1.240 | 0.68 | 1.39 | 0.4398 |
| | | | Mean: | 0.46x | $1.24 | |

CONFIDENTIAL 31

BEAR STEARNS

OCP

# Comparable Company Analysis

## Trading Statistics

($ in millions)

| | Stock Price 06/15/07 | % of 52 Week High | Equity Value | Enterprise Value | Enterprise Value/Revenue FY 2007E | Enterprise Value/Revenue FY 2008E | Enterprise Value/EBITDA FY 2007E | Enterprise Value/EBITDA FY 2008E | Price/Earnings Market Cap | Price/Earnings FY 2008E | First Call EPS LTGR | Public Float as a % of Market Cap |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Most Comparable Companies** | | | | | | | | | | | | |
| MRVC | $3.19 | 70.9% | $403.0 | $314.6 | 0.81x | 0.70x | NA | NA | 90.5x | 22.3x | NA | 97.0% |
| Bookham | 2.01 | 46.4 | 167.4 | 111.9 | 0.54 | 0.49 | NA | NA | NM | NM | NA | 77.5 |
| | | | **Mean** | | **0.67x** | **0.60x** | **NA** | **NA** | **90.5x** | **22.3x** | **NA** | **87.2%** |
| **Other Comparable Companies** | | | | | | | | | | | | |
| JDSU | $13.88 | 63.8% | $2,958.6 | $2,626.3 | 1.86x | 1.70x | 28.1x | 20.2x | 44.5x | 25.1x | 23.3% | 98.1% |
| Finisar | 3.91 | 92.0 | 1,286.0 | 1,399.4 | 3.14 | 2.76 | NA | NA | 27.6 | 17.8 | 17.5 | 83.8 |
| Opnext | 12.56 | 63.0 | 811.4 | 627.6 | 1.85 | 1.42 | 13.2 | 9.3 | 20.4 | 13.8 | 20.0 | 9.3 |
| Oplink[(1)] | 17.18 | 76.8 | 398.9 | 197.3 | 1.79 | 1.29 | NA | NA | 18.6 | 13.4 | 20.0 | 82.7 |
| Avanex | 1.63 | 68.5 | 377.2 | 316.0 | 1.45 | 1.34 | NA | NA | NM | 19.6 | 15.0 | 81.8 |
| Optium | 11.79 | 43.4 | 311.4 | 211.2 | 1.49 | 1.14 | 13.3 | 8.8 | 20.2 | 16.5 | 25.0 | 22.7 |
| Emcore | 4.90 | 48.5 | 249.9 | 259.3 | 1.55 | 1.24 | NM | 52.3 | NM | NM | 20.0 | 81.6 |
| | | | **Mean** | | **1.88x** | **1.56x** | **18.2x** | **22.7x** | **26.2x** | **17.7x** | **20.1%** | **65.7%** |
| | | | **Median** | | **1.79** | **1.34** | **13.3** | **14.7** | **20.4** | **17.1** | **20.0** | **81.8** |
| | | | **Harmonic Mean** | | **1.77** | **1.44** | **16.1** | **13.8** | **23.7** | **16.9** | **19.6** | **NA** |
| ***Price Prior to April 23, 2007 Announcement[(2)]*** | | | | | | | | | | | | |
| OCPI (FC)[(3)] | $1.38 | 55.9% | $157.5 | $33.6 | 0.44x | 0.37x | NM | NM | NM | NM | NA | 23.8% |
| OCPI (Mgmt) | | | | | 0.48x | 0.41x | NM | NM | NA | NA | NA | |
| ***Transaction Price*** | | | | | | | | | | | | |
| OCPI (FC) | $1.65 | 66.8% | $189.1 | $85.0 | 1.26x | 1.08x | NA | NM | NM | NM | NA | 23.7% |
| OCPI (Mgmt) | | | | | 1.20x | 1.04x | NM | NM | NA | NA | NA | |

Source: Public Filings, Management, Bloomberg and Thomson Financial First Call.
Note: Comparable companies' operating data have been calendarized to match OCPI's fiscal year ending September 30.
(1) Oplink's price as of 4/20/07, one business day prior to the Oplink/Furukawa purchase announcement.
(2) OPCI's stock price represents the unaffected price as of 4/20/07, one business day prior to the Oplink/Furukawa purchase announcement.
(3) Based on First Call estimates prior to the Oplink/Furukawa purchase announcement.

CONFIDENTIAL 32

Comparable Company Considerations (cont.) LQA Gross Margin vs. EV/2007 Revenue(2) LQA Net Income Margin(1) vs. EV/2007 Revenue(2) 2.0x JDSU 2.0x 2.0x 2.0x JDSU OPLK R2 = 0.5352 OPLK OPXT R2 = 0.5422 EMKR Revenue OPTM Revenue OPTM OPXT 1.5 EMKR 1.5 1.5 1.5 AVNX AVNX 1.0 1.0 EV / 2007 1.0 1.0 EV / 2007 MRVC Revenue MRVC Revenue0.5 BKHM 0.5 0.5 BKHM 0.5 EV / 2007 OCPI EV / 2007 OCPI 0.0 0.0 0.0 0.0 (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% (60.0%) (30.0%) 0.0% 30.0% Gross Margin Net Income MarginLQA EBITDA Margin(1) vs. EV/2007 Revenue(2)(3) 2.0x JDSU OPLK 2.0x OPXT Revenue R2 = 0.69971.5 1.5 AVNX OPTM These regression analyses illustrate a strong 1.0 1.0 EV / 2007 correlation between operating metrics and MRVC RevenueOCPI BKHM revenue trading multiples based on 2007 revenue EV / 2007 0.5 0.5 First Call consensus estimates 0.0 0.0 (60.0%) (40.0%) (20.0%) 0.0% 20.0% EBITDA MarginSource: Public filings and First Call. Note: Enterprise values are based on stock prices as of 6/15/07, except for OCPI and OPLK, which are as of 4/20/07, one day prior to the Oplink/Furukawa purchase announcement. Comparable companies’ operating data have been calendarized to match OCPI’s fiscal year ending September 30. Note: LQA represents last quarter actual data from the respective companies most recently reported quarterly financials. Note: FNSR is late in filing results and is not included in the analysis. (1) OCPI data excludes goodwill impairment charge and transitional costs for contract manufacturing. (2) 2007 revenue estimates based on First Call as of 6/15/07. OCPI and OPLK 2007 revenues estimates based on First Call estimates as of 4/20/07. (3) EMKR metrics from press release and depreciation and amortization numbers are not included, therefore EBITDA numbers cannot be derived. CONFIDENTIAL 33

Section 5-B Discounted Cash Flow Analysis

Discounted Cash Flow Considerations The following outlines our approach: Projected results for 2007 through 2010 were based on management’s Financial Plan The annual after-tax unlevered free cash flows and terminal value were valued using discount rates ranging from 17.00% to 20.00% The terminal value was calculated using a multiple of LTM revenue ranging from 0.55x to 0.85x, which reflects the range from our comparable company analysis After taking into account the present value of cash flows for the projection period, we took into account the projected June 30, 2007 net cash balance of $104 million and $5 million minority investment in Stratalight to arrive at implied equity values The investment in Stratalight is a passive, minority investment that is not currently (and may never be) a liquid currency Management has indicated it believes it can sell its headquarters in Woodland Hills for $25 million (pre-tax), which is supported by an independent third party appraisal and preliminary bid on the property We have reflected the sale in our DCF analysis as a positive cash flow item in FY 2008 Performed a separate DCF analysis to value the Company’s use of net operating losses using the discount rates noted above, in light of expected non-EBIT interest income from cash and marketable securities The DCF enterprise value is highly sensitive to the terminal value assumptions The three-year projection period of the Financial Plan and the negative unlevered free cash flows magnify the importance of the terminal value methodology OCPI does not acheive steady-state unlevered free cash flow as of 2010. As such, it is impossible to conduct a meaningful terminal value calculation based on perpetual growth rates or earnings multiples. Based on guidance provided by management, we also conducted a sensitivity case by extending the DCF to 2015 based on varying revenue growth rates and EBITDA margins CONFIDENTIAL 34

DCF Valuation Summary $1.00 $1.25 $1.50 $1.75 $2.00 Methodology Oplink offer: $1.65Financial Plan 0.55x to 0.85x LTM Terminal Revenue Multiple 2007-2010 $1.43 $1.6517.00% to 20.00% Discount Rate Extended Case 0.55x to 0.85x LTM Terminal Revenue Multiple 2007-2015 $1.39 $1.6417.00% to 20.00% Discount Rate Terminal Revenue Multiple / WACC Extended Case 3.0% to 9.0% Perpetual Growth Rates 2007-2015 $1.17 $1.2417.00% to 20.00% Discount Rate Perpetual Growth Rate / WACC Extended Case 0.70x LTM Terminal Revenue Multiple 2007-2015 $1.39 $1.6318.50% Discount Rate Revenue Growth / EBITDA Margin $1.00 $1.25 $1.50 $1.75 $2.00 CONFIDENTIAL 35

Discounted Cash Flow Valuation—Financial Plan 2007 to 2010 Present Value as of 06/30/07 ($ in millions)Three Months Ended September 30, Fiscal Year Ended September 30, 2007E 2008E 2009E 2010E Revenue $20.5 $82.1 $99.6 $120.5 % Growth NA 16.3% 21.3% 21.0 % EBITDA ($5.8 ) ($3.8 ) $5.2 $8.3 % Margin (28.4%) (4.7%) 5.2% 6.9 % EBIT ($6.8 ) ($7.8 ) $0.9 $3.8 % Margin (33.1%) (9.5%) 0.9% 3.2 % Less: Income Taxes (@ 38.0%) — — (0.3) (1.4) Unlevered Net Income ($6.8) ($7.8) $0.6 $2.4Add: Depreciation & Amortization 1.0 4.0 4.3 4.5 Less: Capital Expenditures (0.3) (1.6) (2.0) (2.4) Add: Stock Based Compensation 0.5 1.7 1.7 1.7 (Increase)/Decrease in Working Capital (1.6) 2.4 (4.3) (7.6) Unlevered Free Cash Flow ($7.2) ($1.3) $0.2 ($1.5) Discount Rate/Period 18.50% 0.125 1.125 2.125 3.125 Present Value of Cash Flows ($7.1 ) ($1.1 ) $0.2 ($0.9 ) Value Based on LTM Revenue Exit Multiple Sensitivity Based on Revenue Multiple and WACC 2010E Revenue $120.5 LTM Terminal Revenue Multiple Terminal Revenue Multiple 0.70 x WACC 0.550x 0.625x 0.700x 0.775x 0.850x Terminal Value $84.4 Price per Share 17.00% $1.47 $1.52 $1.56 $1.61 $1.65 WACC(1) 18.50 % Present Value of Terminal Value $46.6 123.4 % Implied EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x Present Value of Projected Cash Flows (8.8) (23.4) Price per Share 17.75 $1.46 $1.50 $1.55 $1.59 $1.64 Enterprise Value $37.7 100.0 % Implied EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x Plus: Cash(2) 104.0 Plus: Investment in Stratalight 5.0 Price per Share 18.50 $1.45 $1.49 $1.54 $1.58 $1.62 Plus: PV of Real Estate(3) 20.7 Implied EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x Plus: PV of NOL(4) 8.6 Price per Share 19.25 $1.44 $1.48 $1.53 $1.57 $1.61 Equity Value $176.1 Fully Diluted Shares 114.576 Implied EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x Equity Value per Share $1.54 Price per Share 20.00 $1.43 $1.47 $1.51 $1.56 $1.60 Implied Perpetual Growth Rate 23.7% Implied EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x Note: Based on OCPI Financial Plan provided by OCPI management on June 1, 2006. (1) Please refer to the WACC analysis on page 40. (2) Estimated 06/30/07 cash balance per management. (3) Represents building (headquarters) sale in December 2007 for after-tax proceeds $22.6 million (pre-tax proceeds of $25 million less corporate tax of 38.0% on $5.1 million gain on sale and broker fees of $0.5 million) discounted 0.5 years at 18.5%. (4) Please refer to Appendix C for NOL calculation. CONFIDENTIAL 36

Components of DCF Value After factoring in cash, the DCF value is most dependent on the terminal value calculations. $2.00 $2.00 1.75 1.75 26.4% 100.0% 1.50 1.50 $0.41 1.25 1.25 11.8% 4.9% $0.18 1.00 59.1% (5.0%) 2.8% 1.00 $0.08 ($ 0.08) $0.04 0.75 $1.54 0.75 0.50 0.50 $0.91 0.25 0.25 0.00 0.00 (1) (2) Cash PV of Projected Stratalight PV of NOL PV of Real PV of Terminal Total Equity Cash Flows Investment Estate(3) Value(4) Value Note: Discounted at a WACC of 18.50%. (1) Estimated 06/30/07 cash balance per management. (2) Please refer to Appendix C for NOL calculation. (3) Represent present value of after tax proceeds from sale of headquarters December 2007 for $25 million. Discounted after-tax proceeds range from $20.6 to $21.5 million, or $0.18 — $0.19 per share, based on a range of discount rates from 10.0% to 20.0%. We have been provided with copies of an independent appraisal that indicates a value of $24 million, as well as an offer letter for a purchase price of $30 million. If management were to sell the building for $30 million, it would add $2.8 million of value to our DCF analysis, or $0.025 per share. (4) Assumes terminal revenue multiple of 0.70x. CONFIDENTIAL 37

Discounted Cash Flow Valuation—Extended Case 2007 to 2015 Present Value as of 06/30/07 ($ in millions)Three Months Ended September 30, Fiscal Year Ended September 30, 2007 2008E 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue $20.5 $82.1 $99.6 $120.5 $144.6 $170.6 $197.9 $225.6 $252.7 % Growth NA 16.3% 21.3% 21.0% 20.0% 18.0% 16.0% 14.0% 12.0 % EBITDA ($5.8 ) ($3.8 ) $5.2 $8.3 $10.8 $13.2 $15.8 $18.6 $21.5 % Margin (28.4%) (4.7%) 5.2% 6.9% 7.5% 7.8% 8.0% 8.3% 8.5 % EBIT ($6.8 ) ($7.8 ) $0.9 $3.8 $6.7 $9.3 $11.9 $14.1 $16.4 % Margin (33.1%) (9.5%) 0.9% 3.2% 4.6% 5.5% 6.0% 6.3% 6.5 % Less: Income Taxes (@ 38.0%) — — (0.3) (1.4) (2.5) (3.6) (4.5) (5.4) (6.2) Unlevered Net Income ($6.8 ) ($7.8 ) $0.6 $2.4 $4.1 $5.8 $7.4 $8.7 $10.2 Add: Depreciation & Amortization 1.0 4.0 4.3 4.5 4.2 3.9 4.0 4.5 5.1 Less: Capital Expenditures (0.3) (1.6) (2.0) (2.4) (2.9) (3.4) (4.0) (4.5) (5.1) Add: Stock Based Compensation 0.5 1.7 1.7 1.7 1.7 1.7 1.7 1.7 1.7 (Increase)/Decrease in Working Capital (1.6) 2.4 (4.3) (7.6) (7.9) (8.1) (8.3) (8.6) (8.8) Unlevered Free Cash Flow ($7.2 ) ($1.3 ) $0.2 ($1.5 ) ($0.7 ) ($0.1 ) $0.8 $1.9 $3.1 Discount Rate/Period 18.50% 0.125 1.125 2.125 3.125 4.125 5.125 6.125 7.125 8.125 Present Value of Cash Flows ($7.1) ($1.1) $0.2 ($0.9) ($0.3) ($0.0) $0.3 $0.6 $0.8Value Based on LTM Revenue Exit Multiple Sensitivity Based on Revenue Multiple and WACC 2010E Revenue $252.7 LTM Terminal Revenue Multiple Terminal Revenue Multiple 0.70 x WACC 0.550x 0.625x 0.700x 0.775x 0.850x Terminal Value $176.9 WACC(1) 18.50 % Price Per Share 17.00% $1.47 $1.51 $1.55 $1.60 $1.64 Present Value of Terminal Value $41.8 122.3 % Implied EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x Present Value of Projected Cash Flows (7.6) (22.3) Price Per Share 17.75 $1.45 $1.49 $1.53 $1.57 $1.61 Enterprise Value $34.2 100.0 % Implied EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x Plus: Cash(2) (No Debt) 104.0 Plus: Investment in Stratalight 5.0 Price Per Share 18.50 $1.43 $1.47 $1.51 $1.54 $1.58 Plus: PV of Real Estate(3) 20.7 Implied EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x Plus: PV of NOL(4) 8.6 Price Per Share 19.25 $1.41 $1.45 $1.48 $1.52 $1.56 Equity Value $172.5 Fully Diluted Shares 114.576 Implied EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x Equity Value per Share $1.51 Price Per Share 20.00 $1.39 $1.43 $1.46 $1.50 $1.53 Implied Perpetual Growth Rate 16.5% Implied EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x Note: Based on OCPI Financial Plan provided by OCPI management on June 1, 2007. (1) Please refer to the WACC analysis on page 40. (2) Estimated 06/30/07 cash balance per management. (3) Represents building (headquarters) sale in December 2007 for after-tax proceeds $22.6 million (pre-tax proceeds of $25 million less corporate tax of 38.0% on $5.1 million gain on sale and broker fees of $0.5 million) discounted 0.5 years at 18.5%. (4) Please refer to Appendix C for NOL calculation. CONFIDENTIAL 38

Discounted Cash Flow Valuation—Extended Case Sensitivity Perpetual Growth Rate and WACC 2011-2015 Revenue Growth and EBITDA Margin(1) Perpetual Growth Rate 2011-2015 2011-2015 Revenue Growth Rate EBITDA WACC 3.0% 4.5% 6.0% 7.5% 9.0% Margin 12.0% 14.0% 16.0% 18.0% 20.0% 17.00% $1.20 $1.21 $1.22 $1.23 $1.24 6.0% $1.39 $1.43 $1.46 $1.50 $1.54 17.75 1.19 1.20 1.20 1.21 1.23 7.0% 1.41 1.45 1.48 1.52 1.56 18.50 1.18 1.19 1.19 1.20 1.21 8.0% 1.43 1.46 1.50 1.54 1.58 19.25 1.18 1.18 1.19 1.19 1.20 9.0% 1.45 1.48 1.52 1.56 1.61 20.00 1.17 1.17 1.18 1.18 1.19 10.0% 1.46 1.50 1.54 1.58 1.63 (1) Assumes constant terminal revenue multiple of 0.70x and WACC of 18.50%. CONFIDENTIAL 39

BEAR STEARNS

OCP

# Weighted Average Cost of Capital—Based on OCPI Historical and Predicted Beta

## Illustrative WACC Calculation

| | Equity Risk Premium | |
|---|---|---|
| | Low | High |
| **Equity Risk Premium (Rm-Rf)** | **5.00%** | **7.13%** |
| **Multiplied by: OCPI Levered Beta** | **1.572** | **1.572** |
| Adjusted Equity Risk Premium | 7.86% | 11.21% |
| Add: Risk-free Rate of Return (Rf) | 5.21% | 5.21% |
| Size Premium | 3.88% | 3.88% |
| **Cost of Equity(Ke)—OCPI** | **16.95%** | **20.30%** |
| Multiply by: OCPI E/(D+E) | 100.0% | 100.0% |
| Cost of Equity Portion | 16.95% | 20.30% |
| **Cost of Debt (Kd)—OCPI** | **NA** | **NA** |
| Assumed Tax Rate | NA | NA |
| After-Tax Cost of Debt | NA | NA |
| Multiply by: OCPI D/(D+E) | NA | NA |
| Cost of Debt Portion | NA | NA |
| **WACC—OCPI** | **16.95%** | **20.30%** |

## Beta Determination

($ in millions)

| Company | Historical Adjusted Beta[4] | Predicted Levered Beta[5] | Market Value of Equity[6] | Total Debt and Pfd. Stock | Leverage Ratios D/E | Leverage Ratios D/(D+E) | Unlevered Beta[7] Based on Historical Adjusted Beta | Unlevered Beta[7] Based on Predicted Levered Beta |
|---|---|---|---|---|---|---|---|---|
| **OCPI[8]** | **1.540** | **1.604** | **$189** | **$0** | **0.0%** | **0.0%** | **1.540** | **1.604** |
| **Mid Cap** | | | | | | | | |
| JDS Uniphase | 1.470 | 2.211 | $2,959 | $881 | 29.8% | 22.9% | 1.241 | 1.866 |
| Finisar | 2.040 | 1.935 | 1,286 | 243 | 18.9% | 15.9% | 1.826 | 1.732 |
| **Small Cap** | | | | | | | | |
| Opnext Inc | 0.800 | 1.868 | 811 | 16 | 2.0% | 1.9% | 0.790 | 1.845 |
| MRV Communications | 1.810 | 1.798 | 403 | 23 | 5.7% | 5.4% | 1.748 | 1.737 |
| Oplink Communications | 1.410 | 0.910 | 399 | 0 | 0.0% | 0.0% | 1.410 | 0.910 |
| Avanex | 1.760 | 2.172 | 377 | 0 | 0.0% | 0.0% | 1.760 | 2.172 |
| Optium | 1.630 | 1.632 | 311 | 0 | 0.0% | 0.0% | 1.630 | 1.632 |
| Emcore | 2.100 | 2.337 | 250 | 96 | 38.6% | 27.8% | 1.695 | 1.886 |
| Bookham | 0.960 | 1.724 | 167 | 0 | 0.0% | 0.0% | 0.960 | 1.724 |

| | |
|---|---|
| **Midpoint of OCPI Median Historical and Predicted Unlevered Beta** | **1.572** |
| Targeted Debt/Equity Ratio (Translates to Debt/Total Capital Ratio of 0.0%) | 0.0% |
| **Levered Beta[9]** | **1.572** |

## Key Assumptions

| | |
|---|---|
| Equity Risk Premium ($R_m$–$R_f$) | 5.00–7.13%[1][2] |
| Risk-Free Rate of Return ($R_f$)[3] | 5.21% |
| Assumed Cost of Debt ($K_d$) | NA |
| Assumed Tax Rate (OCPI and Comps) | 38.00% |

(1) Reflects Bear Stearns' judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e., 6.28%) and the current long-term historical geometric average equity risk premium (i.e., 5.05%) per Ibbotson Associates' *Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook*, (b) the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50%–5.00%) per Dimson, Marsh and Staunton's "The Worldwide Equity Premium: A Smaller Puzzle" and *Triumph of the Optimists*, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%–7.00%, as adjusted) per Brealey, Myers and Allen's *Principles of Corporate Finance (Eighth Edition)*, (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%–6.00%) per Brigham and Ehrhardt's *Financial Management: Theory and Practice (Eleventh Edition)* and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view.
(2) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates' *Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook*.
(3) Source: Bloomberg. Equal to the interpolated yield on the 20-year US Treasury bond as of June 15, 2007.
(4) Source: Based on Bloomberg adjusted beta for the past five years on a weekly basis.
(5) Source: Barra beta as of May 31, 2007.
(6) Equity values based on closing prices as of June 15, 2007.
(7) Unlevered Beta = Levered Beta/[ 1 + ((D/E) * (1-T))].
(8) OCPI Predicted Beta taken prior to OPLK announcement on March 30, 2007.
(9) Levered Beta = Unlevered Beta * [ 1 + ((D/E) * (1-T))].

CONFIDENTIAL 40

BEAR STEARNS

OCP

# Weighted Average Cost of Capital—Based on Industry Historical and Predicted Beta

## Illustrative WACC Calculation

| | Equity Risk Premium Low | Equity Risk Premium High |
|---|---|---|
| **Equity Risk Premium (Rm-Rf)** | **5.00%** | **7.13%** |
| **Multiplied by: OCPI Levered Beta** | **1.564** | **1.564** |
| Adjusted Equity Risk Premium | 7.82% | 11.15% |
| Add: Risk-free Rate of Return (Rf) | 5.21% | 5.21% |
| Size Premium | 3.88% | 3.88% |
| **Cost of Equity(Ke)—OCPI** | **16.92%** | **20.25%** |
| Multiply by: OCPI E/(D+E) | 100.0% | 100.0% |
| Cost of Equity Portion | 16.92% | 20.25% |
| **Cost of Debt (Kd)—OCPI** | **NA** | **NA** |
| Assumed Tax Rate | NA | NA |
| After-Tax Cost of Debt | NA | NA |
| Multiply by: OCPI D/(D+E) | NA | NA |
| Cost of Debt Portion | NA | NA |
| **WACC—OCPI** | **16.92%** | **20.25%** |

## Key Assumptions

| | |
|---|---|
| Equity Risk Premium ($R_m$–$R_f$) | 5.00–7.13%(1)(2) |
| Risk-Free Rate of Return ($R_f$)(3) | 5.21% |
| Assumed Cost of Debt ($K_d$) | NA |
| Assumed Tax Rate (OCPI and Comps) | 38.00% |

## Beta Determination

($ in millions)

| Company | Historical Adjusted Beta(4) | Predicted Levered Beta(5) | Market Value of Equity(6) | Total Debt and Pfd. Stock | Leverage Ratios D/E | Leverage Ratios D/(D+E) | Unlevered Beta(7) Based on Historical Adjusted Beta | Unlevered Beta(7) Based on Predicted Levered Beta |
|---|---|---|---|---|---|---|---|---|
| **OCPI(8)** | **1.540** | **1.604** | **$189** | **$0** | **0.0%** | **0.0%** | **1.540** | **1.604** |
| **Mid Cap** | | | | | | | | |
| JDS Uniphase | 1.470 | 2.211 | $2,959 | $881 | 29.8% | 22.9% | 1.241 | 1.866 |
| Finisar | 2.040 | 1.935 | 1,286 | 243 | 18.9% | 15.9% | 1.826 | 1.732 |
| **Mean** | | | | | | | **1.533** | **1.799** |
| **Small Cap** | | | | | | | | |
| Opnext Inc | 0.800 | 1.868 | 811 | 16 | 2.0% | 1.9% | 0.790 | 1.845 |
| MRV Communications | 1.810 | 1.798 | 403 | 23 | 5.7% | 5.4% | 1.748 | 1.737 |
| Oplink Communications | 1.410 | 0.910 | 399 | 0 | 0.0% | 0.0% | 1.410 | 0.910 |
| Avanex | 1.760 | 2.172 | 377 | 0 | 0.0% | 0.0% | 1.760 | 2.172 |
| Optium | 1.630 | 1.632 | 311 | 0 | 0.0% | 0.0% | 1.630 | 1.632 |
| Emcore | 2.100 | 2.337 | 250 | 96 | 38.6% | 27.8% | 1.695 | 1.886 |
| Bookham | 0.960 | 1.724 | 167 | 0 | 0.0% | 0.0% | 0.960 | 1.724 |
| **Mean** | | | | | | | **1.428** | **1.701** |
| **Median** | | | | | | | **1.630** | **1.737** |

| | |
|---|---|
| **Midpoint of Small Cap Industry Mean Historical and Predicted Unlevered Beta** | **1.564** |
| Targeted Debt/Equity Ratio (Translates to Debt/Total Capital Ratio of 0.0%) | 0.0% |
| **Levered Beta(9)** | **1.564** |

(1) Reflects Bear Stearns' judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e., 6.28%) and the current long-term historical geometric average equity risk premium (i.e., 5.05%) per Ibbotson Associates' *Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook*, (b) the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50%–5.00%) per Dimson, Marsh and Staunton's "The Worldwide Equity Premium: A Smaller Puzzle" and *Triumph of the Optimists*, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%–7.00%, as adjusted) per Brealey, Myers and Allen's *Principles of Corporate Finance (Eighth Edition)*, (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%–6.00%) per Brigham and Ehrhardt's *Financial Management: Theory and Practice (Eleventh Edition)* and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view.

(2) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates' *Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook*.

(3) Source: Bloomberg. Equal to the interpolated yield on the 20-year US Treasury bond as of June 15, 2007.

(4) Source: Based on Bloomberg adjusted beta for the past five years on a weekly basis.

(5) Source: Barra beta as of May 31, 2007.

(6) Equity values based on closing prices as of June 15, 2007.

(7) Unlevered Beta = Levered Beta/[ 1 + ((D/E) * (1-T))].

(8) OCPI Predicted Beta taken prior to OPLK announcement on March 30, 2007.

(9) Levered Beta = Unlevered Beta * [ 1 + ((D/E) * (1-T))].

CONFIDENTIAL

41

Section 5-C Comparable Transactions Analysis

Comparable Transactions Considerations Bear Stearns analyzed transactions in the optical components industry since 2000 and noted: Due to the lack of acquisitions of public companies, the relevant data to derive acquisition multiples are not available for most of the transactions For the few transactions in which acquisition multiples are available The target company’s business is not exactly comparable to OCPI’s and/or The target company’s financial condition and metrics are not exactly comparable to OCPI’s and/or The transaction occurred during the technology boom when acquisitions were based on consolidation exuberance and not relevant valuation metrics resulting in historically high transaction multiples The most recent transactions are: Transaction (Target/Acquiror) Comparable Features Non-Comparable Features OCPI Class B/Oplink Same company Change-of-control Stratos/Emerson Recent transaction Industries served Sub-$200 million size Military and digital video markets (not concentrated in Optical components provider telecom) Product portfolio Passive components Sale of optical sub-assemblies is a specific business scope Operating profile (higher growth and positive EBITDA) Picolight/JDSU Recent transaction Target was a private company Lack of operating metrics makes revenue multiple comparability difficult Fiberxon/MRVC Recent transaction Target was a private company Lack of operating metrics makes revenue multiple comparability difficult Note: Please refer to Appendix D for a list of comparable transactions since 2000. CONFIDENTIAL 42

BEAR STEARNS

OCP

# Comparable Transactions Analysis

***We believe the most relevant transaction with which to base a comparable transactions valuation are the Oplink purchase of OCPI's Class B shares and the Stratos/Emerson transactions.***

- The Oplink purchase of OCPI's Class B shares closed on June 6, 2007 for a $1.50 per share
  - Per Oplink's management, Oplink did not perform due diligence on OCPI and did not receive management projections prior to announcing the transaction on April 23, 2007. As such, we calculate the transaction multiples as follows:

| | Metric | Multiple | Notes |
|---|---|---|---|
| Price per Share | | $1.50 | |
| Fully Diluted Shares | | 114.550 | |
| Implied Equity Value | | $171.8 | |
| less: Cash (12/31/06) | | (124.0) | ■ The latest publicly reported cash balance prior to the announcement |
| Implied Transaction Value | | $47.9 | |
| LTM Revenue | $69.4 | 0.69x | ■ As of 12/31/06, the latest publicly reported results prior to the announcement |
| NTM Revenue | 80.2 | 0.60 | ■ Based on First Call estimates prior to the announcement – Oplink did not have management estimates |

- The Emerson acquisition of Stratos was announced on May 14, 2007 for a transaction value of $86.7 million representing multiples of 0.99x based on LTM revenues and 0.91x based on NTM First Call revenues
  - Stratos had substantially better operating performance and prospects than OCPI

| | Stratos—LTM as of 1/31/07[1] | | OCPI—LTM as of 3/31/07[2] | |
|---|---|---|---|---|
| | Amount | 1-Yr Growth / % Margin | Amount | 1-Yr Growth / % Margin |
| Sales | $87.4 | 8.9% | $67.5 | 4.6% |
| Gross Profit | 31.7 | 36.3% | 13.9 | 20.6% |
| EBITDA | 5.0 | 5.7% | (5.9) | (8.7%) |
| EBIT | (2.4) | (2.8%) | (10.3) | (15.2%) |
| Net Income | (0.8) | (0.9%) | (4.1) | (6.1%) |

(1) Source: Stratos filings.
(2) Source: OCPI management. Excludes previously write off inventory, inventory write-off, transitional costs for contract manufacturing and impairment of goodwill.

CONFIDENTIAL 43

Comparable Transactions-Implied Valuation The comparable transactions suggest implied equity values per share ranging from $1.30 to $1.51. We applied the Company’s LTM revenue as of March 31, 2007 to a low multiple of 0.70x and a high multiple of 1.00x based on the observed revenue multiples in the Oplink/Furukawa and Emerson/Stratos transaction, respectively We applied the Company’s NTM revenue as of March 31, 2007 based on management’s estimates to a low multiple of 0.60x and a high multiple of 0.90x based on the observed revenue multiples in the Oplink/Furukawa and Emerson/Stratos transaction, respectively Valuation Based on LTM Revenue Valuation Based on NTM RevenueImplied Implied OCPI Reference Range Enterprise Value OCPI Reference Range Enterprise Value Metric Low High Low High Metric Low High Low High LTM Revenue $67.5 0.70x 1.00x $47.2 $67.5 NTM Revenue $73.9 0.60x 0.90x $44.3 $66.5 Add: Cash 104.0 104.0 Add: Cash 104.0 104.0 Implied Equity Value $151.3 $171.5 Implied Equity Value $148.4 $170.5 Fully Diluted Shares 114.563 114.563 Fully Diluted Shares 114.563 114.563 Implied Value per Share $1.32 $1.50 Implied Value per Share $1.30 $1.49 CONFIDENTIAL 44

Appendices

Appendix A Premium Analysis

Premium Analysis Transaction Bid Premiums Cash Only Buyouts(1) Stock Only Buyouts(1) Hybrid Buyouts(1) Minority Buyouts(2) 1 Day 30 Day 1 Day 30 Day 1 Day 30 Day 1 Day 30 Day Mean 28.2% 32.3% 25.0% 24.2% 37.6% 41.3% 39.9% 40.5% Median 23.5% 27.9% 19.2% 20.9% 23.2% 30.9% 23.9% 24.9% High 144.8% 161.2% 110.8% 127.7% 158.6% 321.1% 167.1% 167.1% Low (25.1%) (18.6%) (16.5%) (16.2%) (36.4%) (30.0%) 0.8% (16.7%) Transaction Premium Equity Transaction Enterprise Premium to Unaffected Price Based on: Price Less: Cash Per Share(3) Transaction Price Equity Value Enterprise Value $1.65 $0.91 $0.74 19.6% 57.2 % Source: SDC. (1) All US transactions for the past 3 years between $20 million and $500 million. (2) All US transactions for the past 5 years less than $1.5 billion. (3) Represents management’s estimated cash balance as of 6/30/07 of $104.0 and fully diluted shares of 114.576 million. CONFIDENTIAL 45

Appendix B Strategic Buyer Notes

Strategic Buyer Notes Avanex Bear Stearns had a discussion with Jo Major, CEO, and Marla Sanchez, CFO Jo said: He is concerned if there is a path to a real deal and wanted to understand the dynamics between the special committee, management and Furukawa He can pay cash for the deal and is not looking to access OCPI cash He will get us a list of due diligence information he is interested in by Friday, May 18th and promises to inform us if he will make an offer within 48 hours of receiving the information he requests On May 23, Bear Stearns sent a confidentiality agreement On May 24, Avanex informed the Special Committee that it was not interested in pursuing a transaction Bookham Bear Stearns left a voicemail for Steve Abely, CFO Bookham did not return our call Bear Stearns has had previous discussions with Bookham regarding a transaction and could not come to an agreement
Avago Hobey had lunch on Friday May 18th with the CEO of Avago Avago’s CEO called Bear Stearns Head of Technology (Rex Sherry) relaying his interest in OCPI — Avago is eager — will pay cash On May 23, Avago executed a mutual confidentiality agreement Bear Stearns sent Avago the Financial Plan and diligence materials On May 29, Avago informed Bear Stearns and OCPI that it was not interested in pursuing a transaction Emcore Bear Stearns had a discussion with Reuben F. Richards, Jr., President and CEO Reuben said: Emcore had talks with previous OCPI management regarding a transaction, but it fell apart due to unfavorable laser pricing from Furukawa He wanted to get a better understanding of the current Furukawa agreement. Bear Stearns relayed that the supply agreement is renewed annually and that second sources may exist On May 23, Bear Stearns sent a confidentiality agreement On June 1, Emcore executed a mutual confidentiality agreement Bear Stearns sent Emcore the Financial Plan Emcore expressed no interest and did not responded to follow up calls
CONFIDENTIAL 46

Strategic Buyer Notes (cont.) Finisar Bear Stearns had a discussion with Kurt Adzema, VP of Strategy and Corporate Development Kurt said: Finisar had talks with current management and special committee regarding a transaction, but it fell apart due to lack of movement by OCPI Finisar wanted to get comfortable that the OCPI poison pill would allow Finisar to come in as a “White Knight” without paying a termination fee premium Finisar would need diligence materials to assess their interest in OCPI On May 23, Bear Stearns sent Finisar the Financial Plan and diligence materials under a prior confidentiality agreement On May 30, Jerry Rawls, CEO of Finisar, called Phil Otto, CEO of OCPI stating he could not bid higher than $1.50 per share MRV Communications Bear Stearns left a voicemail for Noam Lotan, CFO MRVC did not return our call
JDS Uniphase Bear Stearns had a discussion with Chris Dewees, VP of Strategy and Corporate Development Chris said: JDSU would not be a buyer at $1.50 / share due to the high implied premium to enterprise value Optium Bear Stearns left a voicemail for David Renner, CFO Optium did not return our call
CONFIDENTIAL 47

Appendix C Supplemental DCF Materials

Discounted Cash Flow Sensitivity—2007 to 2010 Sensitivity Analysis Based on LTM Revenue Terminal Multiples ($ in millions, except per share data) Terminal LTM Revenue Multiple WACC 0.550x 0.625x 0.700x 0.775x 0.850x PV of Enterprise(1) 17.00% $29.4 $34.6 $39.8 $45.0 $50.2 PV per Share $1.47 $1.52 $1.56 $1.61 $1.65 Implied FCF Growth Rate 23.6% 22.8% 22.1% 21.6% 21.2 % Implied Terminal EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x PV of Enterprise(1) 17.75 $28.5 $33.6 $38.7 $43.8 $48.9 PV per Share $1.46 $1.50 $1.55 $1.59 $1.64 Implied FCF Growth Rate 24.4% 23.5% 22.9% 22.4% 22.0 % Implied Terminal EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x PV of Enterprise(1) 18.50 $27.7 $32.7 $37.7 $42.7 $47.7 PV per Share $1.45 $1.49 $1.54 $1.58 $1.62 Implied FCF Growth Rate 25.2% 24.3% 23.7% 23.2% 22.7 % Implied Terminal EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x PV of Enterprise(1) 19.25 $27.0 $31.9 $36.7 $41.6 $46.5 PV per Share $1.44 $1.48 $1.53 $1.57 $1.61 Implied FCF Growth Rate 26.0% 25.1% 24.5% 23.9% 23.5 % Implied Terminal EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x PV of Enterprise(1) 20.00 $26.2 $31.0 $35.8 $40.6 $45.3 PV per Share $1.43 $1.47 $1.51 $1.56 $1.60 Implied FCF Growth Rate 26.8% 25.9% 25.2% 24.7% 24.3 % Implied Terminal EBITDA Multiple 8.0x 9.1x 10.2x 11.3x 12.4x Note: Based on OCPI financial projections provided by OCPI management on June 1, 2007. Note: Discounted back to June 30, 2007. (1) PV of Enterprise includes the PV of NOLs. Refer to Appendix C for NOL calculations. CONFIDENTIAL 48

Discounted Cash Flow Sensitivity—2007 to 2015 Sensitivity Analysis Based on LTM Revenue Terminal Multiples ($ in millions, except per share data) Terminal LTM Revenue Multiple WACC 0.550x 0.625x 0.700x 0.775x 0.850x PV of Enterprise(1) 17.00% $29.1 $34.1 $39.0 $44.0 $49.0 PV per Share $1.47 $1.51 $1.55 $1.60 $1.64 Implied FCF Growth Rate 14.5% 14.8% 15.0% 15.2% 15.3 % Implied Terminal EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x PV of Enterprise(1) 17.75 $27.1 $31.8 $36.5 $41.3 $46.0 PV per Share $1.45 $1.49 $1.53 $1.57 $1.61 Implied FCF Growth Rate 15.2% 15.5% 15.7% 15.9% 16.1 % Implied Terminal EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x PV of Enterprise(1) 18.50 $25.2 $29.7 $34.2 $38.7 $43.1 PV per Share $1.43 $1.47 $1.51 $1.54 $1.58 Implied FCF Growth Rate 15.9% 16.2% 16.5% 16.7% 16.8 % Implied Terminal EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x PV of Enterprise(1) 19.25 $23.5 $27.7 $32.0 $36.2 $40.5 PV per Share $1.41 $1.45 $1.48 $1.52 $1.56 Implied FCF Growth Rate 16.7% 17.0% 17.2% 17.4% 17.6 % Implied Terminal EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x PV of Enterprise(1) 20.00 $21.8 $25.8 $29.9 $33.9 $37.9 PV per Share $1.39 $1.43 $1.46 $1.50 $1.53 Implied FCF Growth Rate 17.4% 17.7% 17.9% 18.1% 18.3 % Implied Terminal EBITDA Multiple 6.5x 7.4x 8.2x 9.1x 10.0x Note: Based on OCPI financial projections provided by OCPI management on June 1, 2007. Note: Discounted back to June 30, 2007. (1) PV of Enterprise includes the PV of NOLs. Refer to Appendix C for NOL calculations. CONFIDENTIAL 49

Discounted Cash Flow Sensitivity—2007 to 2015 Sensitivity Analysis Based on Perpetual Growth Rate ($ in millions, except per share data) Perpetual Growth Rate WACC 3.0% 4.5% 6.0% 7.5% 9.0% PV of Enterprise(1) 17.00% ($1.6 ) ($0.8 ) $0.3 $1.6 $3.5 PV per Share $1.20 $1.21 $1.22 $1.23 $1.24 Implied Terminal EBITDA Multiple 0.1 x 0.1 x 0.1 x 0.1 x 0.2 x Implied Terminal Revenue Multiple 1.1 x 1.2 x 1.4 x 1.6 x 2.0 x PV of Enterprise(1) 17.75 ($2.2 ) ($1.5 ) ($0.6 ) $0.5 $2.0 PV per Share $1.19 $1.20 $1.20 $1.21 $1.23 Implied Terminal EBITDA Multiple 0.1 x 0.1 x 0.1 x 0.1 x 0.2 x Implied Terminal Revenue Multiple 1.0 x 1.1 x 1.3 x 1.5 x 1.8 x PV of Enterprise(1) 18.50 ($2.8 ) ($2.2 ) ($1.4 ) ($0.5 ) $0.7 PV per Share $1.18 $1.19 $1.19 $1.20 $1.21 Implied Terminal EBITDA Multiple 0.1 x 0.1 x 0.1 x 0.1 x 0.1 x Implied Terminal Revenue Multiple 1.0 x 1.1 x 1.2 x 1.4 x 1.6 x PV of Enterprise(1) 19.25 ($3.3 ) ($2.8 ) ($2.1 ) ($1.3 ) ($0.3 ) PV per Share $1.18 $1.18 $1.19 $1.19 $1.20 Implied Terminal EBITDA Multiple 0.1 x 0.1 x 0.1 x 0.1 x 0.1 x Implied Terminal Revenue Multiple 0.9 x 1.0 x 1.1 x 1.3 x 1.5 x PV of Enterprise(1) 20.00 ($3.7 ) ($3.3 ) ($2.7 ) ($2.1 ) ($1.2 ) PV per Share $1.17 $1.17 $1.18 $1.18 $1.19 Implied Terminal EBITDA Multiple 0.1 x 0.1 x 0.1 x 0.1 x 0.1 x Implied Terminal Revenue Multiple 0.9 x 1.0 x 1.1 x 1.2 x 1.4 x Note: Based on OCPI financial projections provided by OCPI management on June 1, 2007. Note: Discounted back to June 30, 2007. (1) PV of Enterprise includes the PV of NOLs. Refer to Appendix C for NOL calculations. CONFIDENTIAL 50

Discounted Cash Flow Analysis—2007 to 2015 Sensitivity DCF Analysis Based on 2011-2015 Revenue Growth and EBITDA Margin ($ in millions, except per share data) 2011-2015 2011-2015 Revenue Growth Rate EBITDA Margin 12.0% 14.0% 16.0% 18.0% 20.0% PV of Enterprise(1) 6.00% $21.6 $25.5 $29.6 $34.0 $38.6 PV per Share $1.39 $1.43 $1.46 $1.50 $1.54 Implied FCF Growth Rate 20.4% 19.7% 19.1% 18.5% 18.0 % Implied Terminal EBITDA Multiple 11.7 x 11.7 x 11.7 x 11.7 x 11.7 x PV of Enterprise(1) 7.00% $23.5 $27.4 $31.6 $36.1 $40.9 PV per Share $1.41 $1.45 $1.48 $1.52 $1.56 Implied FCF Growth Rate 19.3% 18.6% 18.0% 17.4% 17.0 % Implied Terminal EBITDA Multiple 10.0 x 10.0 x 10.0 x 10.0 x 10.0 x PV of Enterprise(1) 8.00% $25.4 $29.4 $33.7 $38.3 $43.2 PV per Share $1.43 $1.46 $1.50 $1.54 $1.58 Implied FCF Growth Rate 18.3% 17.6% 17.0% 16.4% 15.9 % Implied Terminal EBITDA Multiple 8.8 x 8.8 x 8.8 x 8.8 x 8.8 x PV of Enterprise(1) 9.00% $27.2 $31.4 $35.8 $40.5 $45.5 PV per Share $1.45 $1.48 $1.52 $1.56 $1.61 Implied FCF Growth Rate 17.2% 16.6% 16.0% 15.4% 14.9 % Implied Terminal EBITDA Multiple 7.8 x 7.8 x 7.8 x 7.8 x 7.8 x PV of Enterprise(1) 10.00% $29.1 $33.3 $37.8 $42.6 $47.8 PV per Share $1.46 $1.50 $1.54 $1.58 $1.63 Implied FCF Growth Rate 16.2% 15.6% 15.0% 14.4% 14.0 % Implied Terminal EBITDA Multiple 7.0 x 7.0 x 7.0 x 7.0 x 7.0 x Note: Based on OCPI financial projections provided by OCPI management on June 1, 2007. Note: Discounted back to June 30, 2007. Assumes constant terminal revenue multiple of 0.70x and WACC of 18.50%. (1) PV of Enterprise includes the PV of NOLs. Refer to Appendix C for NOL calculations. CONFIDENTIAL 51

WACC Analysis Sensitivity: Varying Unlevered Betas and Capital Structure WACC Sensitivity Analysis—5.00% Equity Risk Premium(1) WACC Debt-to-Total Assumed Cost Assumed Unlevered Beta Capital Ratio of Debt 1.500 1.550 1.600 1.650 1.700 0.0% 6.75% 16.6% 16.8% 17.1% 17.3% 17.6% 5.0% 6.88% 16.0 16.2 16.5 16.7 17.0 10.0% 7.00% 15.4 15.6 15.9 16.1 16.4 15.0% 7.13% 14.8 15.0 15.3 15.5 15.7 20.0% 7.25% 14.2 14.4 14.7 14.9 15.1 WACC Sensitivity Analysis—7.13% Equity Risk Premium(2) WACC Debt-to-Total Assumed Cost Assumed Unlevered Beta Capital Ratio of Debt 1.500 1.550 1.600 1.650 1.700 0.0% 6.75% 19.8% 20.1% 20.5% 20.9% 21.2% 5.0% 6.88% 19.1 19.5 19.8 20.2 20.5 10.0% 7.00% 18.5 18.8 19.2 19.5 19.8 15.0% 7.13% 17.8 18.2 18.5 18.8 19.2 20.0% 7.25% 17.2 17.5 17.8 18.1 18.5 (1) Reflects Bear Stearns’ judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e., 6.28%) and the current long-term historical geometric average equity risk premium (i.e., 5.05%) per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook, (b) the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50%-5.00%) per Dimson, Marsh and Staunton’s “The Worldwide Equity Premium: A Smaller Puzzle” and Triumph of the Optimists, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%-7.00%, as adjusted) per Brealey, Myers and Allen’s Principles of Corporate Finance (Eighth Edition), (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%-6.00%) per Brigham and Ehrhardt’s Financial Management: Theory and Practice (Eleventh Edition) and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view. (2) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2007 Yearbook. CONFIDENTIAL 52

NOL Valuation Management provided the NOL and tax credit projections prepared by Ernst & Young, LLP. Projected Federal NOL and R&D Tax Credit Utilization ($ in millions, except per share data) FY 2008 FY 2009 FY 2010 FY 2011 Federal Net Operating Losses Beginning NOL Balance $11.6 $6.6 Projected NOL Usage(1) (5.0) (6.6) Federal Tax Rate 34.0% 34.0 % Tax Savings $1.7 $2.3 Discount Period 1.125 2.125 Discounted NOL @ 18.50% $1.4 $1.6 Federal R&D Tax Credits Beginning Balance $1.1 $1.6 $1.9 $1.0 Projected Generation 0.5 0.5 0.5 0.5 Projected (Usage) — (0.1) (1.4) (1.5) Tax Savings — 0.1 1.4 1.5 Discount Period 1.125 2.125 3.125 4.125 Discounted R&D Credits @ 18.50% $— $0.1 $0.8 $0.7 Federal R&D Tax Credits Perpetuity Value Annual R&D Tax Credit(2) $0.475 Divided by WACC 18.50% 2012 Present Value of Perpetuity Value $2.568 Present Value as of 6/30/07 $1.076 Total PV of NOLs and R&D Tax Credits $5.875 Per Share Value $0.05 (1) Projected usage of NOL is based on taxable income that includes gain on sale of real estate in FY 2008. (2) Per management, OCPI is expected to generate approximately $475,000 in Federal R&D tax credits every year. CONFIDENTIAL 53

NOL Valuation (Cont.) Management provided the NOL and tax credit projections prepared by Ernst & Young, LLP. Projected California State NOL and R&D Tax Credit Utilization ($ in millions, except per share data) FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 California Net Operating Losses Beginning NOL Balance $17.7 $14.7 $10.4 $5.2 Projected NOL Usage(1) (3.0) (4.3) (5.3) (5.2) Federal Tax Rate 8.8% 8.8% 8.8% 8.8 % Tax Savings $0.3 $0.4 $0.5 $0.5 Discount Period 1.125 2.125 3.125 4.125 Discounted NOL @ 18.50% $0.2 $0.3 $0.3 $0.2 California R&D Tax Credits Beginning Balance $2.0 $2.4 $2.7 $3.1 $3.1 $2.8 $2.4 $2.0 $1.4 $0.8 $0.1 Projected Generation 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 Projected (Usage) — — — (0.1) (0.6) (0.7) (0.8) (0.9) (1.0) (1.0) (0.4) Tax Savings — — — 0.1 0.6 0.7 0.8 0.9 1.0 1.0 0.4 Discount Period 1.125 2.125 3.125 4.125 5.125 6.125 7.125 8.125 9.125 10.125 11.125 Discounted R&D Credits @ 18.50% $— $— $— $0.0 $0.3 $0.3 $0.2 $0.2 $0.2 $0.2 $0.1 CA R&D Tax Credits Perpetuity Value Annual R&D Tax Credit(2) $0.345 Divided by WACC 18.50% 2019 Present Value of Perpetuity Value $1.865 Present Value as of 6/30/07 $0.238 Total PV of NOLs and R&D Tax Credits $2.723 Per Share Value $0.02 (1) Projected usage of NOL is based on taxable income that includes gain on sale of real estate in FY 2008. (2) Per management, OCPI is expected to generate approximately $345,000 in California State R&D tax credits every year. CONFIDENTIAL 54

NOL Valuation Sensitivity (Cont.) We performed sensitivities of the Company’s NOLs based on a range of discount rates. Discount Rate 10.00% 13.50% 17.00% 17.75% 18.50% 19.25% 20.00% PV of Federal NOLs and R&D Tax Credits $8.691 $7.176 $6.201 $6.032 $5.875 $5.727 $5.588 Per Share Value $0.08 $0.06 $0.05 $0.05 $0.05 $0.05 $0.05 PV of CA State NOLs and R&D Tax Credits $4.935 $3.734 $2.972 $2.842 $2.723 $2.611 $2.507 Per Share Value $0.04 $0.03 $0.03 $0.02 $0.02 $0.02 $0.02 Total PV of NOLs and R&D Tax Credits $13.626 $10.910 $9.172 $8.875 $8.597 $8.338 $8.094 Per Share Value $0.12 $0.10 $0.08 $0.08 $0.08 $0.07 $0.07 CONFIDENTIAL 55

Appendix D Comparable Transactions List

BEAR STEARNS

OCP

# Comparable Transactions Analyses

***Due to the considerations we noted and the historical cyclicality of the industry, Bear Stearns is cautious about the use of the transaction data presented below (except for bolded transactions).***

**Transactions of Comparable Companies Greater Than $50 Million Since 2000.**

| Announce Date | Completion Date | Acquiror | Target | Transaction Value | Transaction Value/LTM Sales | Transaction Value/LTM EBITDA | Transaction Value/NTM Sales | Transaction Value/NTM EBITDA |
|---|---|---|---|---|---|---|---|---|
| **05/14/07** | **Pending** | **Emerson** | **Stratos** | **$86.7** | **0.99x** | **17.3x** | **0.91x** | **NA** |
| **04/23/07** | **06/06/07** | **Oplink** | **OCPI Class B Shares/Furukawa** | **47.9[(1)]** | **0.69** | **NA** | **0.60** | **NA** |
| 02/27/07 | TBD | JDS Uniphase Corp. | Picolight, Inc. | 125.0 | 3.13 | NA | NA | NA |
| 01/26/07 | TBD | MRV Communications | Fiberxon Inc. | 131.0 | 2.82 | NA | NA | NA |
| 09/08/05 | 11/30/05 | JDS Uniphase Corp. | Agility Communications Inc. | 67.0 | NA | NA | NA | NA |
| 07/21/05 | 8/29/05 | ADC Telecommunications | Fiber Optics Network Solutions | 172.0 | NA | NA | NA | NA |
| 03/21/05 | 04/29/05 | JDS Uniphase Corp. | Lightwave Electronics Corp. | 65.0 | NA | NA | NA | NA |
| 01/25/05 | 01/31/05 | Finisar Corp. | Infineon Tech AG - Fiber Optics Division | 50.0 | 1.04 | NA | NA | NA |
| 05/17/04 | 05/17/04 | JDS Uniphase Corp | E2O Communications | 60.0 | NA | NA | NA | NA |
| 02/10/04 | 07/01/04 | Draka Holding | Alcatel SA – Fiber Optics Division | NA | NA | NA | NA | NA |
| 01/26/04 | 03/01/04 | Finisar Corp | Honeywell-Optical Products Business | 75.0 | 2.08 | NA | NA | NA |
| 11/03/03 | 11/03/03 | Veeco Instruments Inc. | Turbodisc MOCVD | 80.0 | 1.45 | NA | NA | NA |
| 05/12/03 | 07/31/03 | Avanex Corp. | Optical Components (Alcatel SA) | 327.7 | 4.63 | 7.5 | NA | NA |
| 03/05/03 | 03/05/03 | Convega Corp | Codeon Corp / Quantum Photonics Inc | NA | NA | NA | NA | NA |
| 02/27/03 | 04/30/03 | GE Industrial Systems | International Fiber Systems | NA | NA | NA | NA | NA |
| 12/19/01 | 01/02/02 | JDS Uniphase Corp. | Optical Transceiver Business (IBM) | 340.0 | NA | NA | NA | NA |
| 02/12/01 | 02/27/01 | ONI Systems Corp. | Opticity Assets (Finisar Corp.) | 50.0 | NA | NA | 1.67 | NA |
| 02/06/01 | 02/07/01 | Nortel Networks Corp. | JDS Uniphase AG | 2,348.0 | NA | NA | NA | NA |
| 11/21/00 | 11/21/00 | Finisar Corp. | Demeter Technologies Inc. | 142.1 | 941.68 | NM | NA | NA |
| 11/21/00 | 03/23/01 | Finisar Corp. | Shomiti Systems Inc. | 95.2 | NA | NA | NA | NA |
| 11/21/00 | 05/03/01 | Finisar Corp. | Transwave Fiber Inc. | 79.7 | NA | NA | NA | NA |
| 08/16/00 | 10/18/00 | Finisar Corp. | Sensors Unlimited Inc. | 679.6 | 36.38 | 124.1 | NA | NA |
| 07/10/00 | 02/13/01 | JDS Uniphase Corp. | SDL Inc. | 41,443.3 | 143.45 | 461.3 | 91.78 | 299.8x |
| 07/07/00 | 07/12/00 | MRV Communications | AstroTerra Corp. | 157.2 | 30.00 | NM | NA | NA |
| 05/23/00 | 07/26/00 | Avanex Corp. | Holographix Inc. | 75.6 | 57.37 | 528.7 | NA | NA |
| 04/04/00 | 04/20/00 | JDS Uniphase Corp. | Cronos Integrated Microsystems Inc. | 750.0 | NA | NA | NA | NA |
| 02/22/00 | 04/24/00 | MRV Communications | Fibre Optic Communications Inc. | 274.3 | 13.88 | 176.2 | 10.16 | 128.9 |
| 01/17/00 | 06/30/00 | JDS Uniphase Corp. | E-Tek Dynamics Inc. | 15,362.5 | 65.70 | 158.6 | 50.53 | 133.6 |

Source: Public filings, press releases and Wall Street research.

(1) Implied transaction enterprise value of OCPI. Oplink purchased Furukawa's 66 million Class B shares, which represented 58% of the total basic shares outstanding.

CONFIDENTIAL 56

Appendix E Detail of First Call Estimates

Detail of First Call Estimates Estimates Prior to April 23, 2007 FY 2007E FY 2008E B. Riley Roth First Call B. Riley Roth First Call Revenue $75.8 $76.0 $75.9 $91.0 $90.2 $90.6 Gross Profit 14.0 14.7 14.3 26.2 21.2 23.7 EBITDA (12.7) NA (12.7) (1.4) NA (1.4) EBIT(1) (18.6) (17.4) (18.6) (6.8) (12.7) (6.8) Net Income(1) (12.5) (11.4) (12.5) (0.8) (7.5) (0.8) Current Estimates as of June 15, 2007 FY 2007E FY 2008E B. Riley Roth First Call B. Riley Roth First Call Revenue $67.6 $67.2 $67.4 $80.3 $76.7 $78.5 Gross Profit 11.0 11.8 11.4 20.9 17.1 19.0 EBITDA (14.3) NA (14.3) (5.8) NA (5.8) EBIT(1) (22.5) (18.2) (22.5) (11.2) (13.0) (11.2) Net Income(1) (16.8) (12.4) (16.8) (5.8) (7.7) (5.8) Source: First Call and B. Riley and Roth Capital Partners research reports. (1) First Call does not include Roth Capital Partners’ estimates for these metrics. CONFIDENTIAL 57